SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2

Registration Statement
Under
The Securities Act of 1933

Warning Model Management, Inc.
(Name of small business issuer in its charter)

New York	7380	13-3865655

(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer

incorporation or organization)	Classification Code Number )	Identification No.)

9440 Santa Monica Boulevard, Suite 400, Beverly Hills, California	90210

(Address of principal executive offices)	(Zip code)

Registrant’s Address and Telephone number, including area code: 310-860-9969

Brian Bonar
Chief Executive Officer
9440 Santa Monica Boulevard, Suite 400
Beverly Hills, CA 90210
(310) 860-9969

(Name, address and telephone number of Agent for Service)

Copies of communications to:

Owen Naccarato, Esq.
Naccarato & Associates
19600 Fairchild, Suite 260
Irvine, California 92612
(949) 851-9261

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

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Calculation of registration fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Exercise price per share (2)	Proceeds to WNMI	Amount of registration fee

Common Shares, par value $.001 underlying secured convertible debenture	203,066,667(3)	$.0075	$1,523,000			$192.96

Shares underlying warrant	5,000,000 (4)			$.01	$50,000	$6.34

Total Registration Fee	208,066,667					$199.30

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of a convertible debentures the exercise of warrants held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and the exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures to account for market fluctuations and the number of shares of common stock that we believe will be issuable upon exercise of the warrants to account for antidilution and price protection adjustments. Should the conversion ratio of the secured convertible debentures result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Common stock issuable upon conversion of an aggregate of a) $810,000 in convertible debentures issued in connection with a April 2004 financing, which includes a 30% premium, and b) shares underlying a $470,000 convertible note, at a conversion price of $.0075, which is the outstanding balance on a $500,000 convertible debenture issued to Mercator Momentum Fund, L.P., which was originally registered in WNMI’s Form SB-2 on December 15, 2003, File number 333-105124.
(4) Common stock issuable upon the conversion of warrants issued to Michael T. Covell.

---------------------
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

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FINAL PROSPECTUS DATED JULY 15, 2004
Warning Model Management, Inc.
208,066,667 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 208,066,667 shares of WNMI’s common stock, including an aggregate sum of 203,066,667 shares of common stock issuable upon conversion of secured convertible debentures, which includes a 30% premium, to the following: 86,666,667 shares of common stock issuable to Alpha Capital Aktiengesellschaft, 17,333,333 shares of common stock issuable to Longview Fund LP, 17,333,333 shares of common stock issuable to Ellis International Ltd., 19,066,667 shares of common stock issuable to Steve “Sagi” Adirim, and 62,666,667 shares of common stock issuable to Mercator Momentum Fund. In addition, this prospectus also includes up to 5,000,000 shares of common stock issuable upon the exercise of common stock purchase warrants at $.01 per share to Michael T. Covell.

On May 3, 2004, WNMI issued an aggregate of $810,000 in Convertible Debentures, pursuant to a Securities Purchase Agreement (the “Agreement”) to the following: $500,000 Convertible Debenture to Alpha Capital Aktiengesellschaft, $100,000 Convertible Debenture to Longview Fund LP, $100,000 Convertible Debenture to Ellis International Ltd., and $110,000 Convertible Debenture to Steve “Sagi” Adirim The convertible debenture can be converted into shares of common stock with the Conversion Price per share being $.0075

Each subscriber of the convertible debenture (Alpha Capital Aktiengesellschaft, Longview Fund LP, Ellis International Ltd., Steve “Sagi” Adirim) shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Subscriber and its affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 9.99% of the outstanding shares of common stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 9.99% and aggregate conversions by the Subscriber may exceed 9.99%. The Subscriber may void the conversion limitation described upon and effective after 61 days prior written notice to the Company. The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

In addition, this statement also includes the shares underlying a $470,000 convertible note, at a conversion price of $.0075, which is the outstanding balance on a $500,000 convertible debenture issued to Mercator Momentum Fund, L.P., which was originally registered in WNMI’s Form SB-2 on December 15, 2003, File number 333-105124.

Further, on July 9, 2003, WNMI issued a common stock purchase warrant to purchase 5,000,000 shares of WNMI common stock to Michael T. Covell, at an exercise price of $.01.
Our Common Stock is quoted on the OTC Bulletin Board under the symbol "WNMI". On July 14, 2004, the closing bid price of our Common Stock on the OTC Bulletin Board was $.0045.

WNMI’s shares of Common Stock are “penny stocks” as defined in the Securities Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the “penny stock” rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. See the “Risk Factors” section beginning on page 7 of this Prospectus discussing the applicability of the “Penny Stock Rules” to transactions in WNMI’s securities.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 7 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 15, 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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4

Prospectus Summary

This summary contains all material terms of the offering. To understand this offering fully, you should read the entire document carefully. Please pay particular attention to the section entitled “Risk Factors” and the section entitled “Financial Statements”.
Unless otherwise indicated, this Prospectus assumes that any of WNMI’s outstanding options or warrants have not been exercised into shares of WNMI’s Common Stock.

Warning Model Management, Inc.

Warning Model Management, LLC (“WAMM”), the operating subsidiary of Warning Model Management, Inc. (“WNMI”) was established in September 1998 and is a full service model and talent agency. We develop and supply models, both male and female for assignments in a variety of jobs, including but not limited to fashion editorials for magazines, catalogues and newspaper advertisements, for advertising clients who use models in magazines, posters, websites, billboards, bus sides, look books and other such outlets. We also supply models and actors for all forms of TV work as well as industrial videos and personal appearances for promotions. Models would be considered our clients.

Income is derived by booking models on assignments with end user clients. We take a commission from both the model and the end user client for print jobs and campaigns. In cases where our model or actor is on a television commercial, we would earn a commission from these jobs. If the commercial runs for many years, we would get paid in the form of residuals. This same form of commission based income would also apply to jobs in the form of a runway job, personal appearances, acting assignments, clothes fitting or extra work. All these forms of revenue generating activities have been offered by us since our first day of operations. We do not see any changes in the direction of our operations in the near future.

Our models contract with us via a talent agreement and they function as independent contractors. WAMM introduces the models to prospective end user clients and the models costs are then paid by the clients from which we receive a commission fee from both the models and the end user client in return for our services. The end client users issue a purchase order for the model’s services, therefore we do not have a written contract with our end user clients. We provide advance costs for our model and actor clients, such as rental fees for photo shooting locations, or photographer expenses. We deduct these advances from payments due the models for work done on behalf of our end user clients.

WAMM offers modeling services. WAMM tries to provide the fashion/retailing industry in California and other Western States the level of modeling talent similar to that usually only found in New York and Paris. We feel we have achieved this by focusing on those clients that use LA and San Francisco as a primary location rather than as a base, and making available the talent they require locally, saving them (in many cases) the expense of having to bring those models from New York or Paris. Facilitating this service is our website which contains a copy of the portfolios of all of the models we represent. Our website (www.warningmodels.com) is a fully functioning tool whereby clients can immediately access the models portfolios and we can follow up with marketing packages. Our website contains information regarding the agency but primarily holds pictures of all the approximately 250 models that we represent. The site allows us to direct both our clients and end users to these web pages without them having lengthy downloads of photos. This saves a lot of time as it replaces the expensive and delay of transporting bulky books across country. To access the website, a login name and password is required.

For the year ending December 31, 2003 the five largest end user clients and their percentage of our total revenue for that year were Macy’s (11.2%), Wet Seal/Contempo (8.6%), St. John Knits (5.6%), Nordstrom Advertising (4.3%) and Berlin, Cameron & Partners (4%).

For the three months ended March 31, 2003, we generated revenues in the amount of $353,952 and net losses of $1,150,375. In addition, for the year ended December 31, 2003, we generated revenue in the amount of $1,746,075 and a net loss of $1,601,006. Our accumulated deficit for the year ended December 31, 2003 was ($5,262,063).

Our principal offices are located at 9440 Santa Monica Boulevard, Suite 400, Beverly Hills, California 90210, and our telephone number is (310) 860-9969. We are a New York corporation.

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The Offering

Securities Offered by Selling Shareholders
Up to 208,066,667 including i) up to 203,066,667 shares of common stock underlying convertible debentures in the amount of $1,280,000, and ii) up to 5,000,000 shares of common stock issuable upon the exercise of purchase warrants at an exercise price of $.01 per share.

Common Stock Outstanding after the offering	Up to 717,338,032 Shares

Offering Price	The selling shareholders can sell the shares at any price.

Use of Proceeds
This prospectus relates to shares of WNMI’s common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders. These funds will be used for ongoing operations.

Market for our Common Stock
Our Common Stock is quoted on the Over-the Counter Bulletin Board, also called OTCBB, under the trading symbol "WNMI". The market for our Common Stock is highly volatile. We can provide no assurance that there will be a market in the future for our Common Stock.

The above information regarding common stock to be outstanding after the offering is based on 509,271,365 shares of common stock outstanding as of May 12, 2004 and assumes the subsequent conversion of the aggregate sum of $1,280,000 in issued convertible debentures and the exercise of warrants.

On May 3, 2004, WNMI issued an aggregate sum of $810,000 in Convertible Debentures, pursuant to a Securities Purchase Agreement (the “Agreement”). The convertible debenture can be converted into shares of common stock with the Conversion Price per share being $.0075.

Each subscriber of the convertible debenture (Alpha Capital Aktiengesellschaft, Longview Fund LP, Ellis International Ltd., Steve “Sagi” Adirim) shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Subscriber and its affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 9.99% of the outstanding shares of common stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 9.99% and aggregate conversions by the Subscriber may exceed 9.99%. The Subscriber may void the conversion limitation described upon and effective after 61 days prior written notice to the Company. The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

In addition, this statement also includes the shares underlying a $470,000 convertible note, at a conversion price of $.0075, which is the outstanding balance on a $500,000 convertible debenture issued to Mercator Momentum Fund, L.P., which was originally registered in WNMI’s Form SB-2 on December 15, 2003, File number 333-105124.

Further, on July 9, 2003, WNMI issued a common stock purchase warrant to purchase 5,000,000 shares of WNMI common stock to Michael T. Covell, at an exercise price of $.01.

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Risk Factors

An investment in shares of WNMI’s Common Stock involves a high degree of risk. You should carefully consider the following information, which summarizes all material risks, together with the other information contained in this prospectus, before you decide to buy WNMI’s common stock. If any of the following risks actually occur, WNMI’s business would likely suffer. In these circumstances, the market price of WNMI’s common stock could decline, and you may lose all or part of your investment.

Risks Relating to our Business:

WNMI has sustained continuing losses making it a risky investment.

WNMI has a history of losses from operations and does not anticipate realizing a profit during the next fiscal year, therefore an investment in WNMI is at a risk of being lost. Our financial statements highlight that we have a working capital deficiency of $2,299,114 at December 31, 2003 and $1,358,769 at December 31, 2002, plus recurring losses from operations may raise some doubt about our ability to continue as a going concern. For the quarter ending March 31, 2004 we have a working capital deficiency of $1,785,643. The financial statements do not include any adjustments that might result from the outcome of this activity.

WNMI incurred a loss for the year ending December 31, 2003 of $1,601,006 and a loss of $535,937 in the year ending December 31, 2002, and a loss for the three months ending March 31, 2003 of $1,150,375. WNMI does not anticipate realizing a profit during the next fiscal year. The accumulated deficit for the year ending December 31, 2003 and 2002 was $5,863,796 and $4,262,790 respectively. The accumulated deficit through March 31, 2003 was $7,014,172

WNMI’s ability to grow will depend on WNMI attracting and retaining experienced and professional personnel.

WNMI’s ability to grow will depend in part upon WNMI’s ability to attract and retain experienced professionals to staff an expansion of WNMI’s activities. Trained agents in this industry are difficult to come by and to the best of our knowledge there are very few currently unemployed. Therefore we may have difficulty hiring new agents if any should leave which would have a negative impact on our business.

There are key personnel in the organization, primarily Stephen Chamberlin. His long term experience and name association with Warning Model Management would be difficult to replace. By slowly changing and maturing his responsibilities and training people to handle his current responsibilities we can possibly advance other members of the team to higher positions. Another key employee is Lisa Stern who is head of the women’s division. Spenser Salley is prominent in the Men’s Division. The lost of any of these individuals would have a negative impact on WNMI.

Current indebtedness which includes obligations that are in default could hinder WNMI’s growth and negatively affect WNMI’s ability to raise funds

WNMI has $896,714 in 4% convertible debentures which are in default, a $500,000 10% convertible debenture maturing in December 2005, and $2,813-894 in 4% in convertible debentures due to former Members of Warning Model Management, LLC, mature in December 2004. These notes would require either large amounts of cash to retire or large amounts on common stock to convert the debt, either of which would have a negative impact on WNMI. Any cash used to service the debt would place a strain on the operations of WNMI by absorbing cash needed for ongoing operations and having such a large overhang due to the large amounts of convertible debt will make it difficult to attract sources of funds to invest in WNMI.

WNMI’s failure to cover the cost of revenues and other expenses may increase the risk that WNMI will be unable to obtain additional funding on acceptable terms.

WNMI’s revenues have been insufficient to cover operating expenses. Therefore, WNMI has been dependent on private placements of its common stock and issuance of convertible notes in order to sustain operations. In addition, there can be no assurances that the proceeds from private or other capital will continue to be available or that we will be able to obtain funding on terms that are acceptable to us, or that revenues will increase to meet WNMI’s cash needs, or that a sufficient amount of WNMI’s common stock or other securities can or will be sold or that any common stock purchase options/warrants will be exercised to fund the operating needs of WNMI.

There are competitive factors that may have an adverse impact on WNMI’s operations.

The main factor is that Brand name agencies such as Ford Models and Elite have an advantage over WNMI in name recognition and also the perception of their “size” as compared to smaller operators. As a smaller operation, we may lack the perception of stability and security that a large operation brings to an industry often marred by “fly by night operators”.

There are inherent risks associated with the services WNMI provides, which could cause WNMI lost revenues and harm WNMI’s reputation within the modeling industry.

WNMI’s services have inherent risks where if the models WNMI introduce to clients don’t turn up for photo shoots after WNMI has booked them for a client, WNMI would need to pay for the photographers and location rental fees, with no revenues in return for such a particular no show. In addition, if models who are setup by WNMI for particular bookings decide to quit, WNMI will be required to advance costs to clients, which can often be difficult to retrieve. Furthermore, because the modeling industry is somewhat small, WNMI’s reputation can be harmed through these no shows.

The termination of our verbal agreement with Integrated Micro Systems, Inc. for use of the domain name www.warningmodels.com could cause WNMI additional expenses, lost time, and the need to re-establish our name identification in cyberspace, which is an essential part of our business.

The termination of our verbal agreement with Integrated Micro Systems, Inc. for use of the domain name www.warningmodels.com may require WNMI to secure a new domain name, which would result negatively to several aspects of our business. If WNMI were required to secure a new domain name, there would be delays during the process of establishing a new website which could negatively impact revenues since clients would not be able to visit our website to view model portfolios. Furthermore, WNMI would need to find a new third party which could maintain our website to our current specific needs. Moreover, if WNMI were required to change domain names, WNMI would be required to re-establish our presence and name identification in cyberspace, so that our clients would know which website to go to in order to view model portfolios.

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Risks Relating to our Stock:

The issuance of the shares in this offering, plus the existing outstanding convertible notes, will result in dilution.

There are a large number of shares underlying the convertible note and warrants in this offering that may be available for future sale and the sale of these shares may depress the market price of WNMI’s common stock and may cause substantial dilution to WNMI’s existing stockholders.

The number of shares of common stock issuable upon conversion of the convertible note in this offering may increase if the market price of WNMI’s stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and debentures and upon exercise of WNMI’s warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of WNMI’s common stock. The issuance of shares upon conversion of the convertible notes and debentures and exercise of outstanding warrants will also cause immediate and substantial dilution to WNMI’s existing stockholders and may make it difficult to obtain additional capital.

The following gives examples of the number of shares that would be issued if the debentures in this offering were converted at one time at prices representing 70%, 50%, and 25% of the current market price (assuming a market price of approximately $0.0075). As of May 12, 2004, we had 509,271,365 shares of common stock outstanding.

•   70% of current stock price:

WNMI’s stock converted at 70% of current stock price would result in a debenture conversion rate of $.00525 cents. To convert the $1,280,000 convertible debenture would require 243,809,524 shares of WNMI’s common stock, or 48% of WNMI’s current outstanding shares.

•   50% of current stock price:

WNMI’s stock converted at 50% of current stock price would result in a debenture conversion rate of $.00375 cents. To convert the $1,280,000 convertible debenture would require 341,333,333 shares of WNMI’s common stock, or 67% of WNMI’s current outstanding shares.

•   25% of current stock price

WNMI’s stock converted at 25% of current stock price would result in a debenture conversion rate of $.001875 cents. To convert the $1,280,000 of convertible debentures would require 682,666,667 shares of WNMI’s common stock, or 134% of WNMI’s current outstanding shares.

Based on the shares above, WNMI possibly may not have enough shares to convert out the debentures. In order to handle such a situation, WNMI filed a proxy on June 24, 2004, SEC File number 000-27219¸ to increase the authorized number of shares from 800,000,000 to 2,000,000,000.

See the “Security Ownership Table”, description of securities and the “Selling Security Holder Table” beginning on page 31, 34 and page 35, respectively, of this Prospectus.

The overhang affect from the resale of the selling shareholders securities on the market could result in lower stock prices when converted

Overhang can translate into a potential decrease in WNMI’s market price per share. The common stock underlying unconverted debentures represents overhang. These debentures are converted into common stock at a discount to the market price providing the debenture holder the ability to sell his or her stock at or below market and still make a profit, which is incentive for the holder to sell the shares as quickly as possible to ensure as much profit as possible in case the stock price falls. If the share volume cannot absorb the discounted shares, WNMI’s market price per share will likely decrease. As the market price decreases, each subsequent conversion will require a larger quantity of shares.

Short selling common stock by warrant and debenture holders may drive down the market price of WNMI’s stock.

The warrant and debenture holder may sell shares of WNMI’s common stock on the market before exercising the warrant or converting the debenture. The stock is usually offered at or below market since the warrant and debenture holders receive stock at a discount to market. Once the sale is completed the holders exercise or convert a like dollar amount of shares. If the stock sale lowered the market price, upon exercise or conversion, the holders would receive a greater number of shares then they would have absent the short sale. This pattern may result in the spiraling down of WNMI’s stock’s market price.

WNMI’s common stock is subject to the "Penny Stock" rules of the SEC and the trading market in WNMI’s securities is limited, which makes transactions in WNMI’s stock cumbersome and may reduce the value of an investment in WNMI’s stock.

WNMI’s shares of Common Stock are “penny stocks” as defined in the Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the “penny stock” rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

•   The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply.
•   The brokerage firm’s compensation for the trade.
•   The compensation received by the brokerages firm’s salesperson for the trade.

In addition, the brokerage firm must send the investor:

•   Monthly account statement that gives an estimate of the value of each penny stock in your account.
•   A written statement of your financial situation and investment goals.

Legal remedies, which may be available to you, are as follows:

•   If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.
•   If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.
•   If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission’s rules may limit the number of potential purchasers of the shares of the Common Stock.

Resale restrictions on transferring “penny stocks” are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for “penny stocks”, which makes selling them more difficult.

WNMI’s absence of dividends or the ability to pay them places a limitation on any investors return.

WNMI anticipates that for the foreseeable future, earnings will be retained for the development of its business. Accordingly, WNMI does not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of WNMI's Board of Directors and will depend on WNMI's general business condition.

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Further dilution may occur if WNMI enters into additional service contracts in the future, which requires issuance of more common stock shares.

Assuming there was no change in the net tangible book value (net tangible book value means total assets (exclusive of copyrights, patents, goodwill, research and development costs and similar intangible items) minus total liabilities) of WNMI after March 31, 2004 and taking into consideration $1,280,000 net proceeds received from the sale of debentures our adjusted net tangible book value as determined after the receipt of net proceeds from such maximum offering amount, totaling $(3,529,864) will be .$(0.007) per share of common stock. This represents an immediate increase in our net tangible book value of $0.0175 per share of Common Stock to the Existing Stockholders, and an immediate dilution of $0.0145 per share to the investors purchasing shares of common stock in this offering (the “New Stockholders”).

The following table illustrates this per share dilution at March 31, 2004:

Offering Price per share of Common Stock (Avg)	$0.0075

Adjusted net tangible book value (deficit) per share of

Common Stock at December 31, 2003

Before this Offering	$(0.01)

Increase attributable to the Offering	$0.0175

Adjusted net tangible book value (deficit)

per share of Common Stock

After this Offering	$(0.07)

Dilution in adjusted net tangible book

Value per share of Common Stock

to New Stockholders	$0.0145

In addition, further dilution could occur in the future due to any contracts we may enter into with third party entities for consulting or other services should any additional Common Stock shares be issued for those consulting or other services.

Information about forward-looking statements

This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events, Underlying assumptions for all of the above and other statements, which are not statements of historical facts.

These forward-looking statements involve risks and uncertainties discussed in the risk factor section (see page 7), which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

We have no obligation to update or revise these forward-looking statements to reflect future events.

Use of proceeds

WNMI will not receive any of the proceeds from the sale of the shares of common stock offered by the selling shareholders under this prospectus. There is a warrant being issued with the current funding. If the warrant was exercised, the maximum WNMI would receive are proceeds of approximately $50,000.

If the resale of the warrant shares fails to be registered pursuant to an effective registration statement under the Securities Act, this warrant may affect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise. In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current market price per share of the common stock and the exercise price, and the denominator of which shall be the then current market price per share of common stock. For example, if the holder is exercising 100,000 warrants with a per warrant exercise price of $0.75 per share through a cashless exercise when the Common Stock’s current Market Price per share is $2.00 per share, the holder will receive 62,500 shares of Common Stock.

The proceeds, if any, that WNMI receives from the exercise of warrants will be used for working capital in support of the growing business.

The foregoing represents WNMI’s current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of Common Stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. WNMI reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

9

Market for Common Equity and Related Stockholder Matters

Our common stock is quoted on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol “WNMI”. The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions.

Fiscal Year	Quarter Ended	High	Low

2000	March 31, 2000	$0.69	$0.19

	June 30, 2000	$0.51	$0.17

	September 30, 2000	$0.20	$0.05

	December 31, 2000	$0.09	$0.02

2001	March 31, 2001	$0.47	$0.02

	June 30, 2001	$0.06	$0.02

	September 30, 2001	$0.03	$0.01

	December 31, 2001	$0.02	$0.01

2002	March 31, 2002	$0.01	$0.01

	June 30, 2002	$0.01	$0.01

	September 30, 2002	$0.01	$0.01

	December 31, 2002	$0.02	$0.01

2003	March 31, 2003	$0.03	$0.01

	June 30, 2003	$0.02	$0.01

	September 30, 2003	$0.01	$0.00

	December 31, 2003	$0.00	$0.00

2004	March 31, 2004	$0.03	$0.00

	June 30, 2004	$0.02	$0.00

The Company has not declared or paid any cash dividends on the common stock and does not anticipate that any cash dividends will be paid in the foreseeable future.

And as of June 15, 2004, there were approximately 121 registered shareholders of the WNMI”s Common Stock

Transfer Agent and Registrar

WNMI’s transfer agent is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, NY 10004.

10

Summary Financial Information

The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of our Company and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Prospectus.

	Year ended December 31,		Three months ended March 31,
	2003	2002	2004	2003

	(Audited)		(Unaudited)
Gross Profit	$659,682	$920,221	$ 69,788	$ 228,010
Total Operating Costs	(1,735,620)	(1,364,717)	(1,053,400)	(646,833)

Gross Margin	(1,075,938)	(444,496)	(983,612)	(418,823)
Salaries and Wages	608,839	535,978	171,747	154,925
Rent	161,005	129,360	40,879	37,157
General and Administrative	873,153	504,167	831,662	415,367
Other Operating Expenses	92,623	195,212	9,112	39,384

Provision for Income Taxes	1,980	1,380	800	980
Other income (expenses), net	(523,088)	(90,061)	(165,963)	(107,700)

Net Loss	$(1,601,006)	$(535,937)	$(1,150,375)	$(527,503)

Weighted average Common
Shares outstanding	75,860,170	24,569,666	123,878,889	53,363,178

Net income (loss) per share	$(0.02)	$(0.02)	$(0.01)	$(0.01)

Total Assets	$732,259	$1,344,782	$1,008,850	$ 659,218
Total Liabilities	$6,004,322	$5,465,663	$5,818,714	$ 5,107,528
Shareholders’ equity	$(5,272,063)	$(4,120,881)	$(4,809,864)	$(4,448,310)

11

Management’s Discussion and Analysis of Financial Condition or Plan of Operation

General

On May 6, 2002, we sold off substantially all assets to a limited liability company, Starbrand, LLC, in exchange for the assumption by Starbrand of certain WNMI liabilities. The nature of the business which we sold to Starbrand was involved in utilizing famous people such as sports figures or television personalities, and having them lend their names to use as endorsements for various food products or product lines which were distributed out into the retail market. The assets which were sold to Starbrand comprised mainly of the rights to the business and the intellectual property involved with FIXN. In this transaction, FIXN retained approximately $2.6 million in liabilities, mainly in the form of convertible notes. The purpose of the transaction between FIXN and Starbrand, LLC was to try to try to create some value for the shareholders. Despite the best efforts of management to increase revenues and to reduce costs by significantly altering the product lines and by decreasing certain operating expenses during the fiscal year ended December 31, 2001, FIXN sustained losses from operations during the year of $(1,020,966). FIXN had been unable to raise the required additional capital to finance is operations in their present form, in part due to the debt burdens. FIXN believed that in order to maximize the value of its common stock and ultimately maximize shareholder value, that it should divest all of its present operations, sell substantially all of its assets in exchange for the assumption of a significant portion of its liabilities, and seek to acquire a new business. Thus FIXN was able to reduce its debt load by selling substantially all of FIXN’s assets and certain liabilities. In exchange for the assumption of certain FIXN liabilities amounting to approximately $938,000 as of December 31, 2001, FIXN sold substantially all assets amounting to approximately $725,000 also as of December 31, 2001. At the time of transaction, Starbrand, LLC was controlled by Jason Bauer, a former officer and director, who resigned from Famous Fixins upon the closing of the transaction to initially manage Starbrand. Pursuant to the definitive 14C Information Schedule filed on April 15, 2002, file number 000-27219, certain persons who voted in favor of this transaction had a beneficial or equity interest in Starbrand, including Bauer, Roseworth Group Ltd., Austost Anstalt Schaan, and Balmore Funds, S.A. A fairness opinion was not obtained.

On December 27, 2002 we consummated an Agreement and Plan of Merger ("Agreement") whereby we combined FIXN Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of FIXN, with Warning Model Management, LLC, a California Limited Liability Company, ("Warning") which was organized in September 1998. The purpose of the transaction was to acquire a public entity to provide for national exposure of the business as well as a vehicle to obtain financing. The control persons of Warning Model Management, LLC, were Steve Chamberlin, George Furla, and Jeffrey Wong. The transaction has been accounted for, as a reverse acquisition for accounting purposes and the continuing business is that of Warning Model Management, LLC. Pursuant to the Agreement, 24,313,655 shares of common stock valued at $.01 and a three convertible notes in the aggregate principal amount of $2,900,000 were issued to the Members of Warning Model Management, LLC in exchange for 100% of FIXN Acquisition Sub, Inc., a subsidiary of Famous Fixins, Inc. The surviving entity between the Acquisition Sub and Warning Model Management, LLC., was the LLC.. The terms of the transaction were negotiated between FIXN and WNMI, which indicates an arms length transaction. The acquisition did not have a shareholder vote and a fairness opinion was not obtained. Warning Model Management, Inc. owns 100% of Warning Model Management, LLC and is its sole member.

Plan of Operation

Short-term Objectives:

•   Continue to expand revenue through organic growth of existing business lines;
•   Source and develop new talent in both male and female models.
•   Seek additional financing so as to provide capital to rapidly growing components of the organization, such as the Talent Division.

Long-term Objectives:

•   Continue business expansion through acquisition, merger or joint venture with modeling agencies located in other geographic areas to provide economy of scale, incremental revenue and a larger talent pool;
•   Acquire complementary product lines to provide a broader service offering for customers, expand modeling careers and revenue sources.

We have no expected or planned sale of significant property or equipment.

As shown in the accompanying Financial Statements, WNMI has incurred recurring losses from operations, and as of March 31, 2004, the Company’s current liabilities exceeded its current assets by $1,785,643, its total liabilities exceeded its total assets by $4,809,864, and for the three months ending March 31, 2004, net cash used in operations was ($147,913). These factors raise doubt about the Company’s ability to continue as a going concern.

In addressing the going concern issue, WNMI has been able obtain additional financing through the issuance of debt which has been used to attract and add new models and clients. In addition, WNMI is doing the following in its effort to reach profitability and to develop the business:

  Cut costs in areas that add the least value to WNMI.
  Bring in new talent and faces.
  Developing existing talent to derive more income

We feel that sufficient working capital will be available from internal operations and from outside sources during the next twelve months thereby enabling us to meet our obligations and commitments as they become payable for the following reasons: 1) We have successfully negotiated with a financial institution a credit line, 2) $2,900,000 of our debt is with management and 3) we are seeking additional outside financing. WNMI has in the past successfully relied on private placements of common stock securities, bank debt and loans from private investors to sustain operations. If WNMI is unable to obtain additional funding in the future, it may be forced to curtail or terminate operations.

12

Results of Operations

Three Months Ended March 31, 2004 Compared to March 31, 2003

Revenue for the three month period ended March 31, 2004 was $353,952 as compared to $465,274 for the same period in 2003, or a decrease of $111,322 or 24% . The decrease is mainly attributable to a reduction in the company's business from Model fees and Commercial commissions.

Gross profit for the three-month period ended March 31, 2004 was $69,788 as compared to $228,010 for the same period in 2003, or a decrease of $158,222 or 69%. This decrease in gross profit was attributable mainly to the reduction in Model fee revenues and Commercial's commission.

Operating expenses for the three-month period ending March 31, 2004 were $1,053,400 as compared to $ 646,833 for the same period in 2003, or an increase of $406,567 or 63%. The increase in operating expenses were mainly attributable to: 1) an increase in salaries and wages of $ 16,822 due to an increase in head count; 2) an increase in rent of $3,722 due to an increase in auto lease expense; and 3) an increase in general and administrative of $ 416,295, offset by decreases in 1) business development of $27,799 and 2) depreciation and amortization of $2,473.

The increase in general and administrative expenses of $416,295 is attributable primary to an increase in consulting fees of $571,874 offset by reductions in doubtful accounts receivable of $29,100 and in doubtful advances of $125,000. The consulting fees were for services rendered and for continuing services in many areas including accounting and accounting systems, introducing and signing up models, website development and maintenance, legal services and marketing development. These consultants were compensated through the issuance of options/warrants.

Interest expense was $ 169,753 for the three-month period ending March 31, 2004 as compared to $115,160 for the same period in 2003, for an increase of $ 54,593 or 47%. The increase in interest expense in 2003 was primarily an increase in the use of our secured line of credit.

Other income of $ 3,940 decreased $ 2,992 over the same period the prior year.

The net (loss) for the Company for the three-month period ended March 31, 2004 was $ (1,150,375) compared to $ (527,503) for the year ending March 31, 2003 for an increase of $(622,872) or 118%.

Year Ended December 31, 2003 versus Year Ended December 31, 2002

Revenue for the year ended December 31, 2003 was $1,746,075 as compared to $2,208,535 for the same period in 2002, or a decrease of $462,460. The decrease is the result of a fall off of business in general throughout the year. WNMI has seen a pickup in its business towards the end of the fourth quarter.

Gross profit for the year ended December 31, 2003 was $659,682 as compared to $ 920,221 for the same period in 2002, or a decrease of $260,539. This decrease is a direct result of the decrease in revenue. Our gross profit percentage has remained stable.

Operating expenses for the period ending December 31, 2003 were $1,735,620 as compared to $1,364,717 for the same period in 2002, or an increase of $370,903. The increase in operating expenses were mainly attributable to: 1) an increase in salaries and wages of $72,861 due to an increase in head count from 11 to 13; 2) rent of $31,645 due to move to larger office space; 3) general and administrative of $ 368,406; which was mainly due to an increase in bad debts of $26,733, Consulting Fees of $221,628, accounting related expenses of $78,765 and other general and administrative expenses of $41,280, offset by decreases in 1) business development cost of $18,020; 5) non-recurring expenses of $ 86,375 attributable to the closing of the reverse merger with the remaining difference of $1,806 consisting of other miscellaneous items. Management engaged the services of consultants to assist us in developing strategies to increase revenues and other business related matters.

Interest expense was $562,655 for the year ended December 31, 2003 as compared to $122,426 for the same period in 2002, or an increase of $440,239. The increase in interest expense in 2003 was primarily an increase in the use of our secured line of credit and an increase in interest on convertible debt.

Other income of $39,233 increased $7,313 over the same period the prior, which was primarily due to miscellaneous items.

Our net (loss) for the current year ended December 31, 2003 was $1,601,006 as compared to a net loss of $535,937 for the year ended December 31, 2002, which is an increase of $1,065,069 or 198%. This increase in loss is mainly attributable to the increase in interest expense and the decrease in business experienced as a result of the Iraq war and the overall softness of the advertising marketplace during 2003.

Liquidity and Capital Resources

Three Months Ended March 31, 2004 Compared to March 31, 2003

Net change in cash used in operating activities for the three-month period ending March 31, 2004 was $(147,913) versus ($146,850) for the period ended March 31, 2003 for a decrease of $1,063. This change in cash from operating activities was principally due to an increase in net loss of ($622,872) plus increases in 1) expense on warrants granted of $691,875, 2) accounts receivable trade of $33,776, 3) advances to Models of $111,995, 4) increase in accounts payable of $242,916, and 5) an increase in accrued interest on convertible debt of $29,701 offset by decreases in 1) common stock issued for services of $135,000, 2) bad debt expense of $154,150, 3) model fees payable of $193,497 and 5) models reserves of $12,394.

Net cash provided by (used in) investing activities was ($638) and ($2,304) for the three month period ending March 31, 2004 and 2003, respectively. This change is due to a decrease in property and equipment.

Net cash provided by financing activities was $672,046 and ($291,250) for the three month period ending March 31, 2004 and 2003, respectively, reflecting a change of ($963,296). This increase was principally due to proceeds from warrants of $575,625, proceeds from notes payable of $176,000, reduction in payments on the secured line of credit of $584,621 and an increase in borrowings under the bank line of credit of $70,088 offset by a reduction in the borrowing from a secured line of credit of $418,325 and a reduction in miscellaneous items of $24,713.

Year Ended December 31, 2003 versus Year Ended December 31, 2002

Net cash used in operating activities in 2003 was ($861,474) versus ($294,570) in 2002 for a decrease of  $566,904. This change in cash from operating activities was principally due to an increase in net loss of $1,065,069, plus a decrease in payable and accrued expenses of $549,806 and model fees payable of $254,155, offset by increases in 1) bad debt expense of $41,123, 2) bond and warrant discount amortization of $241,919, 3) stock based compensation of $307,500, 4) accounts receivable of $291,112, 5) advances to models of $307,366, 6) accrued interest on convertible debt and secured line of $100,426 plus miscellaneous items of $12,680.

Net cash provided by (used in) investing activities was $3,762 and $ 15,743 for the years ended December 31, 2003 and 2002, respectively, reflecting a change of $11,981. This change is due to a decrease in purchases of property and equipment.

Net cash provided by financing activities was $361,814 and $807,914 for the years ended December 31, 2003 and 2002, respectively, reflecting a decrease of $446,100. This decrease was principally due to a decrease in proceeds from convertible notes of $450,000, net decrease of borrowings from a secured line of credit of $357,999, a decrease in payment on notes payable of $118,000, plus miscellaneous items of $3,889 offset by an increase in advances from shareholders of $56,788, an increase in proceeds of notes payable $427,000 plus miscellaneous items of $3,889.

The Company’s revenues in 2003 have not been sufficient to cover the cost of revenues and operating expenses. WNMI has relied on debt and equity financial to meet its cash needs. For future requirements we will continue to seek funding through debt issuances and equity financing.

Management is of the opinion that sufficient working capital will be obtained from operations and external financing to meet WNMI's liabilities and commitments as they become payable. WNMI has in the past relied on private placements of common stock securities, and loans from private investors to sustain operations. However, if WNMI is unable to obtain additional funding in the future, it may be forced to curtail or terminate operations. A recent financing has been obtained and the underlying shares are being registered in this registration statement (see “Selling shareholders” and “Recent financing” on page 32). However, over the next twelve months an addition $400,000 will be needed to sustain the business. In addressing that need, on July 9, 2003 we issued a promissory note for $300,000, with interest at 1.5% per month payable monthly starting thirty days after the issuance date, and shall mature within one year after the issuance date, to the Michael T. Covell and Arline Covell Revocable Trust for cash loaned to us in an effort to reach the $400,000 figure.

The following table summarizes commitments due over the following four years.

	2003	2004	2005	2006

Accounts Receivable financing	151,616	210,298	300,000	300,000

Stockholder Notes Payable	$113,788

Accrued Salaries

Accrued Vacation

Convertible Notes Payable	$1,134,492	$2,813,894	$500,000

Leases	$157,023	$150,848	$68,097	$8,524

We have also investigated the use other sources of financing transactions including the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets has made it difficult to obtain substantial financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we may have to curtail our operations.

13

Prior to Warning Model Management taking over the operations, the following securities were issued:

4% Convertible Debentures Payable

On October 27, 2000, FIXN entered into an agreement with the three investors: Roseworth Group Limited, Austost Anstalt Schaan, and Balmore S.A., for the issuance of $1,500,000 4% Convertible Debentures and 250,000 warrants for shares of FIXN's common stock. Under the terms of the agreement, the $1,500,000 principal amount of the 4% debentures was issued for cash of $500,000 and the surrender of the outstanding $1,000,000 of 0% Convertible Debentures described above. The entire issue of the $1,500,000 4% Convertible Debentures was due on August 7, 2001, with a 5% premium on principal, plus accrued interest. Since these debentures matured on August 2001, they are classified as current and due on demand. Effective May 15, 2002, FIXN was relieved of $450,000 of the outstanding principal and the premium of $75,000 as a result of the asset sale to Starbrand, LLC. The debentures are convertible into common stock commencing at a conversion price of the lesser of (a) $.054 per share or (b) 80% of the Market Price at the Conversion Date.

The conversion of the 4% debentures into common shares is subject to the condition that, no debenture holder may own an aggregate number of shares, including conversion shares, which is greater than 9.9% of the then outstanding common stock. Other provisions of the agreement include default, merger and common stock sale restrictions on FIXN. The debenture holders may cause FIXN to redeem debentures, with interest and a 30% payment premium, from up to 50% of the net proceeds received under an equity line of credit type of agreement or other permitted financing. The equity line of credit agreement was a condition to the October 27, 2000, 4% Convertible Debenture and Warrants Purchase Agreement. WNMI will not be pursuing the October 27, 2000 credit line and the 4% debenture holders did not exercise their right to cause a redemption as part of the present funding.

Interest on the 4% convertible debentures is payable semi-annually and is convertible into common stock at the investors' option. Due to the non-payment of interest in fiscal year 2000, the debenture holders had the right to consider the debentures as immediately due and payable.

In July 2002, FIXN issued two 4% convertible debentures at $50,000 each for an aggregate of $100,000. These debentures matured July 30, 2003 and are classified as current and due on demand. The notes have a $5,000 premium due at maturity. The debentures were issued to austost Anstalt Schaan and Balmore Funds, S.A. Based upon a debenture conversion price being 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date. On December 9, 2003, the maturity dates of these debentures were extended to July 30, 2004.

On February 6, 2003, Mercator Momentum Fund L.P., the holder of an assigned portion of the 4% convertible debenture issued by Famous Fixins Inc. to Roseworth Group Limited on October 27, 2000, elected to convert, $25,500 of the outstanding principal amount of the debenture, into 5,000,000 shares of our restricted common stock. This debenture matured in August 2001, is classified as current and is due on demand.

The net carrying value of the 4% debentures, gross less the unamortized bond discount, is $ 1,100,517. Interest on the indebtedness is accrued through September 30, 2003.

5% Convertible Debentures Payable

In May 2002 we issued a 5% convertible debenture for $33,850 with a $125 premium to Amro International. The 5% Debenture holder is entitled to convert, at any time, any portion of the principal of the 5% Debentures to common stock at a conversion price for each share at the lower of (a) 80% of the market price at the conversion date or (b) $0.55. The 5% Debentures include an option by FIXN to exchange the Debentures for Convertible Preferred Stock. These debentures matured in May 2003, are classified as current and due on demand.

The following summarizes the outstanding balance of the 5% Debentures at September 30, 2003 and September 30, 2002:

	2003	2002

Outstanding principal amount of 5% debentures	$33,975	$33,975
Less unamortized discount for warrants issued	-	(9)

Carrying amount	$33,975	$33,966

When Warning Model Management took over operations, the following securities were issued:

10% Convertible Debentures Payable

On December 30, 2002, WNMI (formerly FIXN) issued $500,000 in new three-year convertible debenture with an interest rate of 10%, payable quarterly to Mercator Momentum Fund L.P. These debentures are convertible in WNMI’s common stock at 85% of the average of the three lowest closing prices during the 20 days prior to the conversion. All these debentures are redeemable in cash due one year from the date of issuance. The notes mature in December 2005, and are classified as long-term. This note is due on December 27, 2005.

Based upon a debenture conversion price being 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date. The beneficial conversion feature of these debentures issued was $88,235, and the amount was credited in the accounts as additional paid in capital. The amount attributable to the beneficial conversion feature is amortized over the term of the loan and is included as a component of interest expense. In conjunction with the issuance of the convertible debentures, WNMI issued Common Stock Purchase Warrants (collectively the Note Warrants) to purchase 1,000,000 shares of WNMI’s common stock, par value $0.001 per share (the Common Stock), at an exercise price of $0.01 per share, and are immediately exercisable. Total funds received of $500,000 were allocated $9,000 to the Note Warrants and $491,000 to the Notes. The total value allocated to the Note Warrants is being amortized to interest expense over the term of the Notes. Interest on the indebtedness is accrued through September 30, 2003.

In January 2003, WNMI received aggregate proceeds of $50,000 in connection with the issuance of a 10% $50,000 convertible debenture to Alpha Capital A.G., due in 2004. The lender, an unrelated party, is a current holder of a note payable issued by WNMI. The convertible benefit feature value was $8,824, and it is amortized over the term of the note.

The financial statements as of September 30, 2003, reflect the remaining principal amount of the 10% debentures, less the unamortized bond discount attributable to the beneficial conversion feature and the warrants. The net carrying value is $ $474,023 as of September 30, 2003. Interest on the indebtedness is accrued through September 30, 2003.

On March 5, 2003, we issued a $48,000 promissory note ($40,000 principal with 20% interest) to Filter International, LTD. for cash loaned to us. This note was due in 90 days. An extension was executed on June 5, 2003 for the note to be payable by December 5, 2003. On December 9, 2003, the maturity date of this note was extended to June 5, 2004

On March 5, 2003, we issued another $20,000 promissory note, with interest at 10% per annum to Peter Benz for cash loaned to us. This note was completely paid off in July 2003.

On March 5, 2003, we issued a $20,000 promissory note to Peter Benz for cash loaned to us in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. This note was paid off in July, 2003.

On April 4th and on April 15, 2003 we issued one year promissory notes for $10,000 respectively to George Furla for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On May 15, 2003 we issued a promissory note for $100,000, with interest at 10% per annum, which is due in 180 days, to the Momentum Fund L.P. for cash loaned to us. On November 12, 2003, the due date was extended to May 15, 2004.

On June 16, 2003 we issued a promissory note for $40,000, with interest at 10% per annum, which is due in 180 days, to George Furla for cash loaned to us. On December 9, 2003, the maturity date of this note was extended to June 16, 2004

On June 17, 2003 we issued a promissory note for $28,911, with interest at 10% per annum, which is due in 180 days, to George Furla for cash loaned to us. On December 9, 2003, the maturity date of this note was extended to June 17, 2004

On July 9, 2003 we issued a promissory note for $300,000, with interest at 1.5% per month, which is due monthly starting thirty days after the issuance date, and shall mature within one year after the issuance date, to the Michael T. Covell and Arline Covell Revocable Trust for cash loaned to us.

On August 5, 2003, the company issued a one year note for $50,000 with interest at 10% per annum to Howard Schraub.

On September 26, 2003, the company issued a short-term note for $15,000 with interest of interest at 10% per annum to Betty Reider. The principal of this note was paid off on November 24, 2003

In October 2003, the company obtained a new secured line of credit for up to $300,000 collateralized by the company’s receivables with PM Factors Bankcorp. As of December 7, 2003 the credit extended is approximately $194,006.

Convertible Notes Payable Due to certain shareholders and former Members of Warning Model Management, LLC

The merger of Warning Model Management, LLC, and FIXN resulted in FIXN issuing an aggregate of $2,900,000 principal amount of 4% convertible debentures due December 27, 2004 to certain members of Warning Model Management, LLC: Stephen Chamberlin ($1,160,000), George Furla ($1,450,000), and Jeffrey Wong ($290,000). The common stock underlying these convertible notes are not being registered on this registration statement.

The terms of the debentures require that interest be paid on the principal sum outstanding semi-annually in arrears at the rate of 4% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first business day to occur after the date of initial issuance and continue until payment in full of the principal sum has been made or duly provided for. Semi-annual interest payments shall be due and payable on December 1 and June 1 of each year, commencing with June 1, 2003. WNMI will pay the principal of and any accrued but unpaid interest due upon this Debenture on the Maturity Date.

The Holders of these Convertible Debentures are entitled, at their option, to convert at any time, the principal amount of this Debenture or any portion thereof, plus, at the Holder’s election, any accrued and unpaid interest, into shares of Common Stock of WNMI (the common stock of WNMI, the “Common Stock” and shares of Common Stock so converted, the “Conversion Shares”) at a conversion price for each share of Common Stock (“Conversion Price”) equal to the lesser of (i) $0.05 (the “Set Price”) (subject to adjustment for stock splits and the like), and (ii) 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date.

Based upon a debenture conversion price being either the lesser of 0.05 per share or 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date. The beneficial conversion feature of the $2,900,000 debentures issued was $511,765, and the amount was credited in the accounts of FIXN as additional paid in capital. The amount attributable to the beneficial conversion feature is amortized over the term of the loan and is included as a component of interest expense.

Critical Accounting Policies and Estimates

This Management's Discussion and Analysis of Financial Condition and Results of Operations discuss our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, intangible assets, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources, primarily allowance for doubtful accounts and the recognition and classification of net operating loss carry forwards between current and long-term assets. These accounting policies are described in the notes to the consolidated financial statements included in this document for the fiscal year ended December 31, 2003 and in the notes to the consolidated financial statements included with this Form SB-2.

Legal

On July 13, 2004, Warning Model Management Inc., was served a claim filed in Federal court asserting certain violations of Section 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Plaintiffs have claimed actual damages of some $18,000 and punitive damages of $500,000. The Company’s management feels that the claim has no merit and will defend against the claim.

Operating Leases
On May 17, 2001, the Company's principal executive offices relocated to a 3,479 square foot facility at 9440 Santa Monica Boulevard, Suite 400, Beverly Hills, CA 90210. The Company leases the facility under a 60-month agreement that terminates on April 30, 2005, with the option to renew for an additional six months. The aggregate rental rate for the entire facility for the year ending December 31, 2003 and 2002 were $125,516 and $71,667, respectively. All operations were performed at this facility.

The Company also leases office equipment under several open-ended operating leases. The aggregate monthly rental (exclusive of sales tax) is $585 per month.

In March 2000, the Company leased an automobile under a 36-month non-cancelable operating lease agreement. The Company was obligated to pay $376 per month.

In September 2002, the Company leased an automobile under a 36-month non-cancelable operating lease agreement. The Company is obligated to pay $1,392 per month.

In November 2002, the Company leased an automobile under an operating lease agreement. The lease was terminated in July 2003. The Company was obligated to pay $422 per month.

The aggregate future rental rates through December 31, 2008, are as follows:

Year Ending December 31,
2004	140,058
2005	57,317
2006	7,023
2007	7,023
2008	7,023
$218,444

Capital Leases

WMNI maintains capital leases for some of its office equipment.  The following is a schedule by year of the approximate future minimum lease payments required under these leases:

2004	$12,101
2005	12,101
2006	7,059

Future Minimum lease payments	$31,261

Less amount representing interest	(3,811)

Present value of minimum lease payments	27,450

Less current portion	(9,797)

Long-term capital lease obligation	$17,653

The leased property under capital leases as of December 31, 2002 has a cost of $60,537, accumulated amortization of $19,707 and a net book value of $40,830. Amortization of the leased property is included in depreciation expense and amounts to $11,698 and $5,899 for the years ended December 31, 2002 and 2001, respectively.

Contingent Liability

On May 15, 2002, FIXN completed a transaction pursuant to a Settlement of Debts and Asset Purchase Agreement, dated March 29, 2002, with Starbrand, LLC, pursuant to which FIXN divested all of its operations and sold substantially all of its assets and certain specified liabilities to Starbrand, LLC, in exchange for cancellation of $450,000 of outstanding 4%, $1,500,000 convertible debentures. FIXN is contingently liable for the payment of the liabilities transferred aggregating approximately $200,000. This amount represents accounts payable transferred to Starbands, LLC pursuant to the asset sale agreement. The majority of this amount is due to the prior accountants.   Warning Model Management, Inc. has not been contacted by any of these creditors for payment in over fourteen months. Thus, management’s opinion is that this liability is remote, and no reserve was needed. Additionally, it was inferred by the previous accountants to Warning Model Management, Inc., that they were seeking payment from Starbrand, LLC and not from the WNMI.

Inflation

We believe our operations and financial condition have suffered no adverse material effect due to inflation.

14

Other Events:

The following actions were taken pursuant to the written consent of a majority of our shareholders, dated March 10, 2003, in lieu of a special meeting of the shareholders. The following actions became effective on or about April 10, 2003:

1.   Amendment of our certificate of incorporation to change WNMI name from Famous
Fixins, Inc. to Warning Model Management, Inc., and concurrently to change its OTCBB quotation symbol from FIXN to WNMI.

2.   Amendment of our Certificate of Incorporation to increase the authorized number of shares of our common stock from 200,000,000 to 800,000,000.

3.   The ratification of the appointment of Pohl, McNabola, Berg, & Co., LLP, as our independent accountants for the current fiscal year.

On June 24, 2004, WNMI filed a proxy statement, SEC file number 000-27219, for shareholders to approve the following items:

1.     To increase the number of authorized shares of our common stock from 800,000,000 to 2,000,000,000;

2.     To change the Company name to Warning Management Services Inc.;

3.     To approve the Company's 2004 Employee Stock Option Plan (the "2004 Stock Option Plan"), pursuant to which up to 20,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock") will be reserved or may be reserved for issuance over the term of the 2004 Stock Option Plan; and

4.     To authorize the Company to issue up to 20,000,000 shares of Preferred Stock.

15

Our Business

On May 28, 1998, we acquired Famous Fixins, Inc., a privately-held New York corporation formed on November 29, 1995 ("FFNY"), in a transaction viewed as a reverse acquisition. FFNY was a promoter and marketer of celebrity endorsed consumer products. It commenced business activities in 1995 and began sales operations in March 25, 1997. Pursuant to a Plan and Agreement of Reorganization, we issued 5,494,662 shares of common stock to Jason Bauer, as trustee for certain shareholders of FFNY, in exchange for 97% of the outstanding common stock of FFNY. Pursuant to the reorganization, the controlling shareholders became our controlling shareholders and officers and directors. FFNY became a majority-owned subsidiary of our company.

On June 8, 1998, we changed our name to Famous Fixins, Inc. under the laws of the State of Nevada.

On November 16, 1998, we reincorporated under the laws of the State of New York by merging into our wholly-owned subsidiary, Famous Fixins Holding Company, Inc., a corporation formed for the purpose of reincorporation. On November 20, 1998, we merged with our New York subsidiary, FFNY. On November 20, 1998, we changed our name to Famous Fixins, Inc. under the laws of the State of New York. We operate as a single entity under the laws of the State of New York.

On May 6, 2002, we sold off substantially all assets to a limited liability company, Starbrand, LLC, in exchange for the assumption by Starbrand of certain WNMI liabilities. The purpose of the transaction between FIXN and Starbrand, LLC, was despite the best efforts of management to increase revenues and to reduce costs by significantly altering the product lines and by decreasing certain operating expenses during the fiscal year ended December 31, 2001, FIXN sustained losses from operations during the year of $(1,020,966). FIXN had been unable to raise the required additional capital to finance is operations in their present form, in part due to the debt burdens. FIXN believed that in order to maximize the value of its common stock and ultimately maximize shareholder value, that it should divest all of its present operations, sell substantially all of its assets in exchange for the assumption of a significant portion of its liabilities, and seek to acquire a new business. Thus FIXN was able to reduce its debt load by selling substantially all of FIXN’s assets and certain liabilities. In exchange for the assumption of certain FIXN liabilities amounting to approximately $938,000 as of December 31, 2001, FIXN sold substantially all assets amounting to approximately $725,000 also as of December 31, 2001. At the time of transaction, Starbrand, LLC was controlled by Jason Bauer, a former officer and director, who resigned from Famous Fixins upon the closing of the transaction to initially manage Starbrand. Pursuant to the definitive 14C Information Schedule filed on April 15, 2002, file number 000-27219, certain persons who voted in favor of this transaction had a beneficial or equity interest in Starbrand, including Bauer, Roseworth Group Ltd., Austost Anstalt Schaan, and Balmore Funds, S.A. A fairness opinion was not obtained.

On December 27, 2002 we consummated an Agreement and Plan of Merger ("Agreement") whereby we combined FIXN Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of FIXN, with Warning Model Management, LLC, a California Limited Liability Company, ("Warning") which was organized in September 1998. The purpose of the transaction was to acquire a public entity to provide for national exposure of the business as well as a vehicle to obtain financing. The control persons of Warning Model Management, LLC, were Steve Chamberlin, George Furla, and Jeffrey Wong. The transaction has been accounted for, as a reverse acquisition for accounting purposes and the continuing business is that of Warning Model Management, LLC. Pursuant to the Agreement, 24,313,655 shares of common stock valued at $.01 and a three convertible notes in the aggregate principal amount of $2,900,000 were issued to the Members of Warning Model Management, LLC in exchange for 100% of FIXN Acquisition Sub, Inc., a subsidiary of Famous Fixins, Inc. The surviving entity between the Acquisition Sub and Warning Model Management, LLC., was the LLC.. The terms of the transaction were negotiated between FIXN and WNMI, which indicates an arms length transaction. The acquisition did not have a shareholder vote and a fairness opinion was not obtained. .

The accounting treatment is that of a business combination using the reverse acquisition method, with Warning being the accounting acquirer under accounting principles generally accepted in the United States. The assets and liabilities of WNMI consist primarily of petty cash, receivables, convertible debentures and accrued expenses and are combined with those of Warning at historical cost. The statements of operations subsequent to the combination will be those of the Warning. At the time the Agreement was executed, acquisition target had no operations.

Warning Model Management, LLC (“WAMM”) was established in September 1998 and is a full service model and talent agency. We develop and supply models, both male and female for assignments in a variety of jobs, including but not limited to fashion editorials for magazines, catalogues and newspaper advertisements, for advertising clients who use models in magazines, posters, websites, billboards, bus sides, look books and other such outlets. We also supply models and actors for all forms of TV work as well as industrial videos and personal appearances for promotions. Both the models and the end users would be considered our clients.

Income is derived by booking models on assignments with end users. We take a commission from both the model and the end user for print jobs (photos) and modeling campaigns. In cases where our model or actor is on a television commercial, we would earn a commission from these jobs. If the commercial runs for many years, we would get paid in the form of residuals. The usual fee rate of is 40% in the aggregate, with 20% coming from the model and 20% from the end user client. If the job was priced at $20,000, we would invoice the end user client 20% above cost or $24,000. This 20% represents our fee paid by the end user client. When we receive payment for the job performed by the model, we take 20% of what the job was priced at, or $4,000 as a fee from the model. The remainder of the payment is then paid to the model less any out of pocket costs or funds that WNMI advanced to the model We also book models and actors on Television commercial assignments. We take a commission (usually 10% or more) on these jobs as well and if these jobs run for many years, we are paid in the form of residuals. These same principles apply to many forms of assignments we “book” for the models and actors we represent. It may be in the form of a runway job, personal appearances, acting gig, clothes fitting or extra work.

Our models contract with us via a talent agreement and they function as independent contractors. The agreements with these models have no time period duration. In addition, from month to month, there will be amounts due under such agreements to certain models which can be seen in the “due to model” category on the Balance Sheet. We provide models on an as-needed basis. As discussed, when our models are requested for jobs by our user clients, we negotiate the fee that we will charge for the model’s services. Once the fee is agreed upon, the user client issues us a purchase order. We do not have a written contract with our end user clients. We provide advance costs for our model and actor clients, such as rental fees for photo shooting locations, or photographer expenses. We deduct these advances from payments due the models for work done on behalf of our end user clients. Furthermore, since we provide models to these clients on an as-needed basis, there are currently no material contracts in place.

WAMM tries to provide the fashion/retailing industry in California and other Western States the level of modeling talent similar to that usually only found in New York and Paris. We feel we have achieved this by focusing on those clients that use LA and San Francisco as a primary location rather than as a base, and making available the talent they require locally, saving them (in many cases) the expense of having to bring those models from New York or Paris. Facilitating this service is our website which contains a copy of the portfolios of all of the models we represent. Our website (www.warningmodels.com) is a fully functioning tool whereby clients can immediately access the models portfolios and we can follow up with marketing packages. Our website contains information regarding the agency but primarily holds pictures of all the approximately 250 models that we represent. The site allows us to direct both our clients and end users to these web pages without them having lengthy downloads of photos. This saves a lot of time as it replaces the expensive and delay of transporting bulky books across country. To access the website, a login name and password is required.

The domain name www.warningmodels.com is registered to Integrated Micro Systems. We have an agreement in place that they maintain the functionality of the site but we are responsible for the content. The agreement between WAMM and Integrated Micro Systems is a verbal agreement in which we pay a monthly fee of $1000 for Integrated Micro Systems to maintain the site. Integrated Micro Systems owns the website and has licensed all rights to WNMI. The license fee is included in the monthly fee.

The website is currently a password protected site as it is purely a function tool whereby clients can immediately access the models portfolios and we can send packages.

For the year ending December 31, 2003 the five largest end user clients and their percentage of our total revenue for that year were Macy’s (11.2%), Wet Seal/Contempo (8.6%), St. John Knits (5.6%), Nordstrom Advertising (4.3%) and Berlin, Cameron & Partners (4%).

Principal products or services and their markets;

Our principal service is providing models for commercial and high-end fashion purposes. We provide both male and female models to a wide range of advertising media using print, still photography, video and television commercials. We also supply models for high-end fashion engagements, such as fashion shows and runway walks.

While our market is world wide, we concentrate our presence in the United States, with our base of operations in Los Angeles, California. We choose Los Angeles because of its relatively rain-free climate allowing for almost year round production of outdoor oriented filming and print oriented photography. Los Angeles also has a diversity of landscape with oceans, mountains and desert that makes it an ideal location for shooting commercials and advertising.

Distribution methods of the products or service

We function as an independent agency, having no branch offices in other cities. As an independent, we can work with any number of other model agencies in cities all around the world to maximize our talent’s exposure.

The modeling business is driven by personal relationships that are developed over time. We have numerous contacts with various booking agencies, retail fashion advertising departments, fashion magazines and high-end designers that represent a source of bookings and revenue.

Each model has a portfolio that is developed by WNMI that serves as a critical business development component. The portfolio contains a pictorial representation of past assignments, various poses and technical information such as height, weight, shoe size, etc. The end user can then request representative portfolio samples or can go directly to WNMI’s web site to view individual models and their portfolios. We believe that our web site adds a convenience factor to our business in that it allows customers and prospects to see all of our potential modeling talent. The online element changes the existing dynamics of sending a portfolio by courier to the customer to immediate online access. Our web site (www.warningmodels.com) allows for the expansion of customer choice in viewing many model portfolios for their contemplated project. In addition to inbound requests by customers for talent, there are also many outbound calls made to solicit business.

In addition to individual assignments, models may be requested for longer term activities such as representing a customer’s product line (for example, cosmetics or lingerie) wherein an entire advertising campaign is developed around the product and the model. A more recent phenomenon has been the model transitioning to a film/acting or entertainment role. WNMI can benefit at each stage, collecting a fee as part of the model’s print or commercial shoot.

Status of any publicly announced new product or service

On March 23, 2004, Warning Model Management Inc. announced the exclusive model representation of Paris Hilton. Warning will be representing Miss Hilton for all print work, advertising campaigns and endorsements, personal appearances and runway work.

On March 25, 2004, WNMI announced that Rhea Rachevsky, an agent for over 14 years, opened and heads up Warning Photography Division within the Beverly Hills office. Annual revenue of over one million dollars is anticipated form this business. .
On March 29, 2004, WNMI announced the exclusive representation of one of the world's best-known and most beautiful woman surfer MALIA JONES (www.maliajones.com). We are also extremely excited to announce that we have signed a deal for development of Malia's own range of hair care and sun care products to be launched later this year.

Competitive business conditions and the small business issuer’s competitive position in the industry and methods of competition

We operate in a highly competitive industry. While there are certain brand name competitors such as LA Models and Ford, the industry is characterized as somewhat fragmented and with no clear dominant competitor. Some key drivers and competitive differentiation include the overall talent pool that is maintained by each competitor, a new face or talent that can become a hot property, historic ties to customers and advertising relationships as well as the ability to match modeling product with customer need.

In regards to non-brand name agencies, we are not aware of any that are market leaders or are major competition to our position. Warning Model Management Inc.’s staff is fully derived of long term agents that have all worked previously on the west coast for all of the brand name agents. From our experience there is a shortage of qualified staff that have worked in the industry for any length of time and many of the newer, smaller non brand agencies and even the brand named ones have great difficult attracting experienced staff.

Our competitive position is largely influenced by our ability to maintain responsiveness to the developing market in which we are engaged and to ensure continuing development of our models in order to keep pace with the competition and developing market trends and needs.

Sources and availability of models and the names of principal suppliers

There are a variety of sources for model talent development, including portfolio submission by the prospective model, interaction with other modeling agencies, and through fashion shows and industry functions. A classic source is that of simple discovery by WAMMI’s representatives while in the course of everyday activities.

As part of the process, if the model agrees to have WAMM represent them, an agreement is executed between WNMI and the model that delineates responsibilities, payment and other terms. WAMMI engages models as independent contractors and not as employees. While there is a large pool of available talent, the longer-term success of any model is much narrower and uncertain.

Dependence on one or a few major customers

Our customer base and revenue sources are diverse. While we are based in Los Angeles, we supply talent for assignments throughout the world. Consequently we believe that we have geographic diversity to help balance economic cycles. Continual contact with worldwide customers and prospects is important to continue business growth and new customer acquisition.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration

Outside of our logo and service mark, we do not hold title to patents, trademarks, licenses, franchises, and concessions. We do maintain royalty agreements between the models and talent and our company that are part of the standard model agreement.

Need for any government approval of principal products or services. If government approval is necessary and the small business issuer has not yet received that approval, discuss the status of the approval within the government approval process

WAMM is required to have a Talent Agency License and be bonded within the State of California. To the best of our knowledge, additional government approval for our products and services is not required in the normal course of business operation.

Need for any government approval of principal products or services. If government approval is necessary and the small business issuer has not yet received that approval, discuss the status of the approval within the government approval process;

Effect of existing or probable governmental regulations on the business

Government regulations at both the State and Federal level are encountered. Regulations and laws related to labor principally affect our company. Indirectly, we are also impacted by changes at the Federal and State level that may affect advertising or related business.

Costs and effects of compliance with environmental laws (federal, state and local)

Compliance costs with environmental laws have a minimal impact on our company.

16

Description of Property

As of December 31, 2003 the Company leases its facility under a 60-month agreement, which terminates on April 30, 2005, with the option to renew for an additional six months. The aggregate rental rate for the entire facility for the year ending December 31, 2003, and the year ending December 31, 2002 were $125,516 and $100,859, respectively. All operations were performed at this facility.

Employees

We employed a total of 12 people at December 31, 2003, of which 10 were classified as full time employees. Currently we have 12 employees. We have successfully expanded the quantity and quality of our sales, marketing and support staff. Although, we compete for such personnel with other companies and organizations that in many cases can offer superior facilities and resources, our ability to offer prospective employees the opportunity to make a large contribution in an exciting, growing and dynamic environment has made the recruitment of highly qualified individuals a relatively easy task.

Management

The following table sets forth the names, ages and all positions with WNMI currently held by each person who may be deemed an executive officer of WNMI. Executive officers serve at the discretion of the Board of directors. Unless otherwise noted, all references to WNMI include Warning Model Management, Inc. and all its wholly owned subsidiaries:

The following table sets forth the directors and executive officers of the WNMI:

Name	Age	Position with Company	Since

Michael Rudolph *	53	Director and past Chief Executive Officer	June 13, 2002

Steven Chamberlin	41	Director and Managing Partner of Warning Model Management, LLC.	January 29, 2003

Stanley Tepper	59	Chief Financial Officer, and Principal Accounting Officer	January 29, 2003

Brian Bonar	56	Director, Chairman , and Chief Executive Officer	February 4, 2004

John Cappezuto	57	Director	May 3. 2004

Michael Rudolph: Michael Rudolph was appointed Director and Chief Executive Officer of Famous Fixins, Inc. on June 13, 2002. In 1995 Mr. Rudolph founded The Edgehill Group, Inc., a financial advisory and consulting practice, which specializes in business strategy development and merger/acquisition evaluation. In addition, in 2001 Mr. Rudolph founded and is the Managing Member of Viking Asset Management, LLC, an investment advisor registered under the California Corporate Securities Laws. Mr. Rudolph was within Charles Schwab’s Institutional Trading Division from 1989 through 1995 where he was responsible for all non-trading activities. Prior to this, Mr. Rudolph held senior management positions at Bank of America, Wells Fargo Bank, and Crocker National Bank. Mr. Rudolph has qualified for registration with the National Association of Securities Dealers as an Investment Advisor. He received his BS degree in Biochemistry from Purdue University and has an MBA from Washington University, St. Louis.

* Mr. Rudolph resigned on February 4, 2004.

Steven Chamberlin: Stephen Chamberlin was appointed Director of Famous Fixins on January 29, 2003. Mr. Chamberlin founded and has been the Managing Partner of Warning Model Management, LLC, (“WMM”) since 1998. Mr. Chamberlin co founded and ran NY Models from 1996 through 1998 and prior to that he was involved in the development and administration of LA Models. Mr. Chamberlin was involved as a founder or senior manager in various modeling agencies since 1979. In 1984, Mr. Chamberlin earned a Bachelor of Law from the University of New South Wales in Sidney Australia.

Stanley Tepper: Mr. Tepper was appointed the Chief Financial Officer in January 2003. At present, Mr. Tepper is also the Chief Financial Officer of Family Room Entertainment Corporation since March 2000. Mr. Tepper has held senior management positions with such entities since February, 1998 through March 2000 Mr. Tepper was Controller of Operations for Time/Warner/Village Roadshow Pictures joint venture , Prior to that Mr. Tepper has over 30 years of experience as senior management in accounting and finance , principally in the entertainment industry such entities as Time/Warner/Orion Pictures joint venture, Satori Film, ALMI Distribution/RKO Warner Theaters, and the Cannon Group, Inc. Mr. Tepper began his career with Price Waterhouse, New York. He earned a BS degree from Southeastern University of Washington, DC with a major in accounting and minor in computer methodology.

Brian Bonar: Mr. Bonar was appointed Director and Chief Executive Officer on February 4, 2004. Brian Bonar is currently serving as a director of Imaging Technologies Corporation (“IMTO”) since August 1995 and became IMTO's Chairman of the Board in December 1999. From August 1992 through April 1994, Mr. Bonar served as the IMTO’s Director of Technology Sales and from April 1994 through September 1994 as the IMTO’s Vice President, Sales and Marketing. In September 1994, Mr. Bonar became the IMTO’s Executive Vice President and, in July 1997, was appointed as the IMTO’s President and Chief Operating Officer. In April 1998 Mr. Bonar assumed the post of CEO. From 1991 to 1992, Mr. Bonar was Vice President of Worldwide Sales and Marketing for Bezier Systems, Inc., a San Jose, California-based manufacturer and marketer of laser printers. From 1990 to 1991, he was Worldwide Sales Manager for Adaptec, Inc., a San Jose-based laser printer controller developer. From 1988 to 1990, Mr. Bonar was Vice President of Sales and Marketing for Rastek Corporation, a laser printer controller developed located in Huntsville, Alabama. From 1984 to 1988, Mr. Bonar was employed as Executive Director of Engineering at QMS, Inc., an Alabama-based developer and manufacturer of high-performance color and monochrome printing solutions. Prior to these positions, Mr. Bonar was employed by IBM, U.K. Ltd. for approximately 17 years.

John Capezzuto. John Capezzuto is currently the Chairman of Quik Pix. Mr. Capezzuto was also one of the founders, and past President of QPI. Mr. Capezzuto's employment history includes various managerial positions in New York-based photographic labs. He has also had extensive experience in point-of-purchase displays and trade show exhibit building. Over the last twelve years, he has been on the board of directors for the following private corporations: Exhibitronix Inc., Modular Display Systems, Inc., Tabery Corporation, Delta Transport, and American Distributing Company.

Each director holds office for a one-year term or until his successor has been elected and qualified at the annual meeting of WNMI's shareholders. The members of the Board of Directors serve without remuneration for service on the board. Corporate officers are appointed by the Board of Directors and serve at the discretion of the Board.

WNMI continues to actively seek qualified and competent individuals to serve on our Board. Currently, the Board has two directors, however, WNMI has never encountered a situation where there is a tie-vote by the Board. However, WNMI will continue to seek individuals to serve on our Board in order to prevent issues in occurrences where there is a tie-vote by the board.

WNMI has no standing audit, nominating or compensation committee. During the period from January 1, 2002 (end of last fiscal year of Famous Fixins, Inc.) to December 31, 2002, there was no Board meeting of the merged entity that was held.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the company and written representations that no other reports were required during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

January 1, 2003 to December 31, 2003 all filing requirements applicable to Reporting Persons were complied with.

17

Executive compensation

The following table discloses the compensation paid to WNMI’s executive officers during the period November 13, 2002 to December 31, 2003:

SUMMARY COMPENSATION TABLE

LONG TERM COMPENSATION

ANNUAL COMPENSATION	AWARDS PAYOUTS

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION(1)	Restricted Stock Award(s)	SECURITIES UNDERLYING OPTIONS(#)	LTIP PAYOUTS	ALL OTHER COMPENSATION

Michael Rudolph	2003	$0	$0	$0	0	0	0	0

	2002	$0	0	$15,000	0	0	0	0

Steven Chamberlin	2003	$58,000	0	0	0	0	0	0

	2002	$50,000	0	0	0	0	0	0

	2001	$25,750	0	0	0	0	0	0

Stanley Tepper	2003	$0	0	0	0	0	0	0

	2002	$0	0	0	0	0	0	0

OPTIONS GRANTED IN LAST FISCAL YEAR

No options to purchase Common Stock of the Company have been granted to the Company's executive officers.

FISCAL YEAR-END OPTION EXERCISES AND OPTION VALUES

No options to purchase Common Stock of the Company have been granted to the Company's executive officers.

EMPLOYEE COMPENSATION

We do not yet have a compensation committee that approves or offers recommendations on compensation for our employees.

18

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of March 31, 2004 by (i) each person who is known by the Company to own beneficially more than 5% of the Company’s common stock, (ii) each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group. Except as otherwise listed below, the address of each person is c/o Warning Model Management, INC. 9440 Santa Monica Blvd. $400 Beverly Hills, CA 90210.

Name and Address of Beneficial Owner Class	Number of Shares	Percent Owned (1)

Steve Chamberlin Director and Managing Member of WMNI	1,725,462	0%

(1) Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. The total number of issued and outstanding shares of 388,101,535 and the total number of shares owned by each person is calculated as of April 5, 2004.

Certain Relationships and Related Transactions

Mr. Chamberlin has been advanced money for costs and expenses relating to model expenses and travel of $28,040. The advances are due on demand and non-interesting bearing.

On April 4th and on April 15, 2003 we issued promissory notes for $10,000 with interest at 10% per annum respectively to George Furla for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On May 11, 2004 we paid Mr. Chamberlin $100,000 cash which represents compensation.

On May 15, 2003 we issued a promissory note for $100,000 with interest at 10% per annum to the Momentum Fund L.P. for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On June 16, 2003 we issued a promissory note for $40,000 to George Furla with interest at 10% per annum for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On June 17, 2003 we issued a promissory note for $28,911 with interest at 10% per annum to George Furla for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On June 29, 2004, we paid Mr. Chamberlin $40,000 cash which represented a partial repayment on his convertible note.

19

Description of Securities

General

Our authorized capital stock consists of 800,000,000 shares of Common Stock at $.001 par value, of which 509,271,365 shares are issued and outstanding at May 12, 2004.

The following is a description of the securities of WNMI taken from provisions of our Company’s Articles of Incorporation and By-laws, each as amended. The following description is a summary of the material terms in our articles of incorporation and bylaws, as currently in effect.

Common Stock

The holders of the common stock are entitled to cast one vote for each share held of record on all matters presented to stockholders. The holders of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of our directors can elect all of the directors, and in such an event, the holders of the remaining shares will be unable to elect any of our directors.

Our certificate of incorporation does not provide that the holders of common stock have any preemptive right.

The holders of the outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may from time to time determine, subject to the rights of the holders of our preferred stock. Upon our liquidation, dissolution, or winding up, our assets, which are legally available for distribution to the stockholders, will be distributed equally among the holders of the shares.

We have never paid any cash dividends on the common stock. Future cash dividends, if any, will be at the discretion of our Board of Directors and will depend upon, among other things, our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and such other factors as the Board of Directors may deem relevant.

Warrants and Options:

On July 9, 2003, WNMI issued a common stock purchase warrant to purchase 5,000,000 shares of common stock of WNMI to Michael T. Covell at a per share exercise price of $0.01. This warrant will expire on July 9, 2005. The underlying shares of this warrant are being registered in this registration statement.

Penny Stock Disclosure Requirements:

See discussion in risk factor section, page 8, with the heading “Penny Stock issues may be difficult for an investor to dispose of.”

20

SELLING SHAREHOLDERS

Shares Eligible for Future Sale

On the date of this offering, WNMI has 509,271,365 shares of Common Stock outstanding. Sales of a substantial number of shares of WNMI’s Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. WNMI is registering with this document 208,066,667 shares of Common Stock for resale, all of which will be freely tradable without restriction or further registration under the Securities Act. 140,400,000 of the underlying common shares that are being registered through this document pertain to the $500,000 Convertible Debenture to Alpha Capital Aktiengesellschaft, $100,000 Convertible Debenture to Longview Fund LP, $100,000 Convertible Debenture to Ellis International Ltd., and $110,000 Convertible Debenture to Steve “Sagi” Adirim.

This statement also includes the registration of 62,666,667 shares underlying a $470,000 convertible note, at a conversion price of $.0075, which is the outstanding balance on a $500,000 convertible debenture issued to Mercator Momentum Fund, L.P., which was originally registered in WNMI’s Form SB-2 on December 15, 2003, File number 333-105124.

The Shares being offered for resale by our Selling Stockholders are issuable in accordance with § 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"),

Recent Financing

On May 3, 2004, WNMI issued an aggregate of $810,000 in Convertible Debentures, pursuant to a Securities Purchase Agreement (the “Agreement”) to the following: $500,000 Convertible Debenture to Alpha Capital Aktiengesellschaft, $100,000 Convertible Debenture to Longview Fund LP, $100,000 Convertible Debenture to Ellis International Ltd., and $110,000 Convertible Debenture to Steve “Sagi” Adirim The convertible debenture can be converted into shares of common stock with the Conversion Price per share being $.0075

Each subscriber of the convertible debenture (Alpha Capital Aktiengesellschaft, Longview Fund LP, Ellis International Ltd., Steve “Sagi” Adirim) shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Subscriber and its affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 9.99% of the outstanding shares of common stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 9.99% and aggregate conversions by the Subscriber may exceed 9.99%. The Subscriber may void the conversion limitation described upon and effective after 61 days prior written notice to the Company. The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

In addition, this statement also includes the shares underlying a $470,000 convertible note, at a conversion price of $.0075, which is the outstanding balance on a $500,000 convertible debenture issued to Mercator Momentum Fund, L.P., which was originally registered in WNMI’s Form SB-2 on December 15, 2003, File number 333-105124.

Further, on July 9, 2003, WNMI issued a common stock purchase warrant to purchase 5,000,000 shares of WNMI common stock to Michael T. Covell, at an exercise price of $.01.

Selling Shareholder Table

The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholder. We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholder nor will we receive proceeds from the exercise of the warrants.

Assuming the Selling Stockholder sells all the shares registered below, the Selling Stockholder will no longer continue to own any shares of our Common Stock.

The following table also sets forth the name of the person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by such person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock such person will own after the offering, assuming he sells all of the shares offered.

Selling Stockholder	Shares Beneficially Owned Prior to the Offering		Shares Offered For Sale (6)	Shares Beneficially Owned After Offering If All Offered Shares Are Sold

	Number of Shares	Percentage (5)		Number of Shares	Percentage

Alpha Capital Aktiengesellschaft (1)	24,954,297	4.9%	86,666,667	0	0%
Longview Fund LP (2)	17,333,333	3.4%	17,333,333	0	0%
Ellis International Ltd. (3)	17,333,333	3.4%	17,333,333	0	0%
Steve “Sagi” Adirim	19,066,667	3.7%	19,066,667	0	0%
Mercator Momentum Fund (4)	24,954,297	4.9%	62,666,667	0	0%

* The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

The above investors do not hold any position or office, or has had any material relationship with us or any of our affiliates within the past three years

The selling shareholders are not a broker-dealers or affiliates of a broker-dealer.

(1)   Alpha Capital Aktiengesellschaft: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Ackerman. Mr. Ackerman disclaims beneficial ownership of the shares of common stock being registered hereto.

(2)   Longview Fund, L.P. is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(3)   Ellis International Ltd is a Panama Corporation. The control person of the Company is Wilhelm Unger. As the control person of the shares owned by Ellis International Ltd., Wilhelm Unger may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(4)   Mercator Momentum Fund, L.P. is a private investment fund that is owned by all its investors and managed by its general partner, Mercator Advisory Group, LLC, a Registered Advisor. The managing partner is David Firestone.

(5)   Percentages are based on 509,271,365 shares of our common stock outstanding as of May 12, 2004.

(6)   This column represents the total number of shares of common stock that each selling security holder intends to sell, based on the current market price at the time the registration statement was first filed.

21

Plan of Distribution

Each selling stockholders will most likely sell their shares on the open market. Our stock is quoted on the OTCBB under the symbol WNMI.

Therefore, the selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

•   Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

•   Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

•   Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

•   An exchange distribution following the rules of the applicable exchange

•   Privately negotiated transactions

•   Short sales or sales of shares not previously owned by the seller

•   Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

•   A combination of any such methods of sale any other lawful method

The selling stockholders may also engage in

•   Short selling against the box, which is making a short sale when the seller already owns the shares.

•   Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

•   Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be “underwriters” within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

Because the following selling shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, they will be subject to the prospectus delivery requirements:

  Alpha Capital Aktiengesellschaft
  Longview Fund LP
  Ellis International ltd.
  Steve “Sagi” Adirim
  Mercator Momentum Fund, LP

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify WNMI and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

Legal Proceedings

None

Experts

The financial statements of WNMI at December 31, 2003, appearing in this Prospectus and Registration Statement have been audited by Pohl, McNabola, Berg & Company, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Legal Matters

Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Naccarato & Associates, Owen Naccarato, Esq.

Other Available Information

We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to: Michael Rudolph

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this Prospectus. This Prospectus does not contain all of the information that is the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.

Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR archives on this web site.

We have not authorized anyone to provide you with any information that is different.

The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

The information contained in this Prospectus is accurate as of the date of this prospectus. We will keep this prospectus up to date and accurate.

22

Financial Statements

Our Financial Statements begin on page F-1

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

On January 31, 2003, the Registrant changed its principal independent accountants from Freeman & Davis LLP, 225 West 34th Street, Suite 320, New York, NY 10122 to Pohl, McNabola, Berg & Co., LLP, 50 Francisco Street, Suite 120, San Francisco, CA, 94133. Freeman & Davis LLP was dismissed and the decision to change accountants was approved by the Board of Directors and audit committee.

The reports of Freeman & Davis LLP on the financial statements for the past two years ended December 31, 2001 and 2000 and the current year through the third quarter ended September 30, 2002, and through the date of dismissal of January 31, 2003, contained no adverse opinions or disclaimers or were qualified as to audit review scope, or accounting principles, except that a going concern uncertainty was included in such reports.

During the Registrant's past two years ended December 31, 2001 and 2000 and the current year through the third quarter ended September 30, 2002, and through the date of dismissal of January 31, 2002, there were no disagreements with Freeman & Davis LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing review scope or procedures, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

During the Registrant’s two most recent fiscal years ended December 31, 2001 and 2000 and the current year through the third quarter ended September 30, 2002, and through the date of dismissal of January 31, 2003, the Registrant did not consult with Pohl, McNabola, Berg & Co., LLP regarding any of the matters or events set forth in Item 304 (a)(2) of Regulations S-B.

Warning Model Management, Inc.
(f/k/a Famous Fixins, Inc.)

Consolidated Financial Statements

December 31, 2003 and 2002

F-1

Warning Model Management, Inc.
(f/k/a Famous Fixins, Inc.)

Consolidated Financial Statements

December 31, 2003 and 2002

C O N T E N T S

Page

Independent Auditors' Report                3

Consolidated Balance Sheets                      4 - 5

Consolidated Statements of Operations            6

Consolidated Statements of Shareholders' Equity           7

Consolidated Statements of Cash Flows                   8 - 10

Notes to the Consolidated Financial Statements             11 - 35

F-2

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders Warning Model Management, Inc.

We have audited the accompanying consolidated balance sheets of Warning Model Management, Inc., (“the Company”) as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Warning Model Management, Inc., as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises doubts about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pohl, McNabola, Berg & Company, LLP

Pohl, McNabola, Berg & Company, LLP
San Francisco, California
April 1, 2004

F-3

Warning Model Management, Inc.(f/k/a Famous Fixins, Inc.) Consolidated Balance Sheets As Of December 31, 2003 and 2002

	December 31, 2003	December 31, 2002

ASSETS
Current Assets
Cash and cash equivalents	$-	$503,422
Accounts receivable, net of reserve for doubtful
accounts of $61,332 and $63,422, respectively	292,746	332,823
Advances to models, net of reserve of
$166,180 and $41,180, respectively	356,937	419,233
Advances to officer	28,040	28,040
Advances to employees	3,650	-
Prepaid expenses	11,628	2,734

Total Current Assets	693,001	1,286,252

Property and Equipment
Furniture and fixtures	8,168	8,168
Computers and equipment	73,793	90,805

	81,961	98,973

Accumulated depreciation	(42,703)	(40,443)

Total Property and Equipment	39,258	58,530

Total Assets	$732,259	$1,344,782

(continued)

The accompanying notes are an integral part of these financial statements.
F-4

Warning Model Management, Inc.(f/k/a Famous Fixins, Inc.) Consolidated Balance Sheets (continued) As Of December 31, 2003 and 2002

	December 31, 2003	December 31, 2002

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$315,267	$445,266
Model fees payable	318,343	319,946
Model reserves	39,696	26,955
Line of credit	50,979	51,036
Notes payable	588,672	166,783
Advances from shareholders	113,788	52,000
Accrued interest	220,454	17,517
Taxes payable	7,060	5,160
Current portion - capital leases	9,797	17,219
Secured line of credit	149,384	367,400
Convertible debentures	1,178,675	1,175,739

Total Current Liabilities	2,992,115	2,645,021

Long Term Liabilities
Convertible debentures	434,329	403,087
Convertible notes payable to shareholders	2,560,225	2,390,105
Capital leases	17,653	27,450

Total Long Term Liabilities	3,012,207	2,820,642

Equity
Common stock - 800,000,000 authorized, par value $0.001,
92,252,810 and 44,673,834 issued and
outstanding for 2003 and 2002, respectively	92,253	44,674
Additional paid-in capital	499,480	97,235
Accumulated deficit	(5,863,796)	(4,262,790)

Total Equity	(5,272,063)	(4,120,881)

Total Liabilities and Equity	$732,259	$1,344,782

The accompanying notes are an integral part of these financial statements.
F-5

Warning Model Management, Inc.(f/k/a Famous Fixins, Inc.)Consolidated Statement of Operations for the Years Ending December 31, 2003 and 2002

	2003	2002

Revenues
Revenues	$1,746,075	$2,208,535
Costs of revenues	(1,086,393)	(1,288,314)

	659,682	920,221

Operating Expenses
Salaries and wages	608,839	535,978
Rent	161,005	129,360
General and administrative	873,153	504,167
Business development	73,184	91,204
Non-recurring expenses	-	86,375
Depreciation and amortization	19,439	17,633

Total Operating Expenses	1,735,620	1,364,717

Other Income (Expense)
Interest income	843	445
Other income	39,233	31,920
Interest expense	(562,665)	(122,426)
Other expense	(499)	-

Total Other Income (Expense)	(523,088)	(90,061)

Net Loss Before Income Taxes	(1,599,026)	(534,557)

Provision for Income Taxes	(1,980)	(1,380)

Net Loss	$(1,601,006)	$(535,937)

Net loss per share – basic	$(0.02)	$(0.02)

Net loss per share - diluted	$(0.02)	$(0.02)

Number of share used in calculation - basic	75,860,170	24,569,666

Number of share used in calculation - diluted	75,860,170	24,569,666

The accompanying notes are an integral part of these financial statements.
F-6

Warning Model Management, Inc.(f/k/a Famous Fixins, Inc.) Consolidated Statements of Shareholders' Equity For the Years Ending December 31, 2003 and 2002

			Additional
	Common Stock		Paid-In	Accumulated

	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2001	24,313,655	$24,314	$420,670	$(506,687)	$(61,703)

Additional capital contribution	-	-	7,000	-	7,000

Reverse merger:
Share issuance	20,360,179	20,360	(20,360)	-	-

Net effect of assumption of FIXN assets and liabilities	-	-	-	(3,627,476)	(3,627,476)

Reclassification of paid-in capital due to merger	-	-	(407,310)	407,310	-

Note payable conversion option	-	-	88,235	-	88,235

Warrants issuance	-	-	9,000	-	9,000

Net loss	-	-	-	(535,937)	(535,937)

Balance, December 31, 2002	44,673,834	$44,674	$97,235	$(4,262,790)	$(4,120,881)

Common stock issued for services	25,250,000	25,250	282,250	-	307,500

Conversion of notes payable	16,328,976	16,329	44,171	-	60,500

Warrant issuance	-	-	33,824	-	33,824

Conversion of warrants	6,000,000	6,000	42,000	-	48,000

Net loss	-	-	-	(1,601,006)	(1,601,006)

Balance, December 31, 2003	92,252,810	$92,253	$499,480	$(5,863,796)	$(5,272,063)

The accompanying notes are an integral part of these financial statements.
F-7

Warning Model Management, Inc.(f/k/a Famous Fixins, Inc.)Consolidated Statements of Cash Flows for the Years Ending December 31, 2003 and 2002

	2003	2002

Operating Activities:
Net Loss	$(1,601,006)	$(535,937)
Adjustments to reconcile loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	19,439	17,633
Bad debt expense	122,910	81,787
Bond and warrant discount amortization	244,060	2,141
Stock-based compensation	307,500	-
Loss on disposal of asset	3,579	-
Other	(902)	1,074

Changes in operating assets and liabilities:
Accounts receivable - trade	42,167	(248,945)
Advances to models	(62,704)	(370,070)
Prepaid expenses	(8,894)	(2,734)
Advances to officer	-	(28,040)
Advances to employees	(3,650)	-
Accounts payable and accrued expenses	(139,948)	409,858
Model fees payable	(1,603)	252,552
Model reserves	12,741	21,640
Taxes payable	1,900	1,960
Accrued interest on convertible debt and secured line	202,937	102,511

Net cash used in operating activities	(861,474)	(294,570)

Investing activities:
Purchases of property and equipment	(3,762)	(15,743)

Net cash used in investing activities	(3,762)	(15,743)

(continued)

The accompanying notes are an integral part of these financial statements.
F-8

Warning Model Management, Inc.(f/k/a Famous Fixins, Inc.) Consolidated Statements of Cash Flows (continued) For the Years Ending December 31, 2003 and 2002

	2003	2002

Financing activities:
Capital contributions - cash	-	7,000
Proceeds from convertible notes payables	50,000	500,000
Borrowings from secured line of credit	789,947	1,914,900
Payments on secured line of credit	(1,007,963)	(1,774,917)
Exercise of warrants	48,000	-
Payments on capital lease obligation	(7,015)	(7,866)
Borrowings under bank line of credit	10,134	11,111
Payments under bank line of credit	(10,077)	(8,991)
Proceeds from notes payable	545,000	118,000
Payments on notes payable	(118,000)	-
Advances from shareholders	108,788	52,000
Payments on advances from shareholders	(47,000)	(3,323)

Net cash provided by (used in) financing activities	361,814	807,914

Increase (Decrease) in cash and cash equivalents	(503,422)	497,601

Cash and cash equivalents, beginning of period	503,422	5,821

Cash and cash equivalents, end of period	$-	$503,422

(continued)

The accompanying notes are an integral part of these financial statements.
F-9

Warning Model Management, Inc.(f/k/a Famous Fixins, Inc.) Consolidated Statements of Cash Flows (continued) For the Years Ending December 31, 2003 and 2002

	2003	2002

Supplemental disclosures of cash flow information:
Cash paid during the period for
Interest	$29,895	$9,401

Taxes	$7,542	$-

Supplemental schedule of non-cash financing activities
Value of convertible benefit feature on convertible debt	$8,824	$88,235

Conversion of debt to common stock	$60,500	$-

Fair value of warrants issued with notes payable	$25,000	$9,000

Common stock issued for services	$307,500	$-

Net liabilities assumed in merger with Famous Fixins	$-	$3,627,476

Disposal of equipment	$20,775	$-

F-10

1.   Summary of Significant Accounting Policies

A.   General Description of Business

Warning Model Management, Inc., (“the Company” or “WNMI”), formerly known as Famous Fixins, Inc. ("FIXN"), was incorporated on February 9, 1984, in the State of Utah. Through May 15, 2002, the date of its operating asset sale, FIXN was a promoter and marketer of celebrity endorsed consumer products for sale in supermarkets, other retailers and over the Internet. FIXN developed, marketed and sold licensed consumer products based on the diverse professional, cultural and ethnic backgrounds of various celebrities. FIXN entered into licensing agreements with high profile celebrities and created consumer products, which included various product lines consisting of salad dressings, candy products, cosmetic products, adhesive bandages and other novelty products endorsed by the licensors. FIXN sold directly to consumers and utilized a network of consumer products brokers to distribute its products throughout the United States and Canada. Third party manufacturers produced FIXN's various consumer products. Effective May 15, 2002, FIXN became a shell company that had discontinued its operations and had no operating revenues subsequent to that date.

On December 27, 2002, FIXN merged with Warning Model Management, LLC, a California limited liability company.

In March 2003, the Company has filed a Proxy Statement with the Securities Exchange Commission (SEC) and changed its name to Warning Model Management, Inc., and increased the authorized shares from 200 million to 800 million.

Warning Model Management, LLC, was established in September 1998 to provide high-quality fashion models to the Southern California market. Los Angeles is one of the premier locations for the creation of fashion advertisements and television commercials, with WNMI being one of Los Angeles's premier model management companies.

The Company's current clients include major fashion companies, major department stores and major fashion magazines.

B.   Basis of Presentation and Organization

Effective December 27, 2002, the Warning Model Management, LLC acquired FIXN (trading symbol: FIXN) through a reverse merger.

The application of reverse takeover accounting, resulted in the consolidated financial statements being issued under the name of the legal parent (f/k/a Famous Fixins, Inc.), but are a continuation of the financial statements of the legal subsidiary, (Warning Model Management, LLC), and not of the legal parent. The control of the assets and business of Famous Fixins, Inc., is deemed acquired in consideration for the issue of additional capital by Warning Model Management, LLC.

F-11

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
1.   Summary of Significant Accounting Policies (continued)

B.   Basis of Presentation and Organization (continued)

These consolidated financial statements represent the financial activity of Warning Model Management, LLC and its subsidiaries. The financial statements for the years ended December 31, 2003 and 2002 have been prepared in accordance with generally accepted accounting principles in the US. The financial statements and notes are representations of the management and the Board of Directors who are responsible for their integrity and objectivity.

Consolidation Policy

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiary corporations, after elimination of all material inter-company accounts, transactions and profits. These financial statements consolidate the accounts of the Warning Model Management, LLC and FIXN subsequent to the merger date. FIXN's operating activity, which is limited to the resolution of its existing convertible debentures, is included as discontinued operations.

C.   Cash and Cash Equivalents

For purposes of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Those with original maturities greater than three months and current maturities less than twelve months from the balance sheet date are considered short-term investments, and those with maturities greater than twelve months from the balance sheet date are considered long-term investments.

The Company invests excess cash in high quality short-term liquid money market instruments with maturities of three months or less when purchased. Investments are made only in instruments issued by or enhanced by high quality financial institutions. The Company has not incurred losses related to these investments.

Concentration of cash

The Company at times maintains cash balances in excess of the federally insured limit of $100,000 per institution. There were no uninsured balances as of December 31, 2003, and there were uninsured balances totaling $403,000 as of December 31, 2002.

F-12

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements

1.   Summary of Significant Accounting Policies (continued)

D.   Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Maintenance and minor replacements are charged to expense as incurred. Renewals and improvements that extend the useful lives of the assets are capitalized and added to the property and equipment. Gains and losses on disposals are included in the results of operations.

Depreciation and amortization are provided using the straight-line method over estimated useful lives of the respective assets as follows:
Office furniture and fixtures	5-7 years
Computer and office equipment and software	3 years
Leasehold improvements	4 years

Amortization of leasehold improvements is computed using the straight-line method over the lesser of the asset life or the life of the respective lease.

The cost and related accumulated depreciation of all property and equipment retired or otherwise disposed of are removed from the accounts. Any gain or loss is recognized in the current period. Various accelerated methods are used for tax purposes.

Assets Held under Capital Leases

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease.

E.   Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

F-13

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
1.   Summary of Significant Accounting Policies (continued)

E.   Income Taxes (continued)

Until December 27, 2002, the Company operated as a privately held limited liability company. Therefore, the Company's taxable income or loss was allocated to members in accordance with their respective percentage ownership. Accordingly, provision or liability for income taxes included in these financial statements is attributable to California minimum franchise tax of $800 for 2001 and for the period starting January 1, 2002, to December 27, 2002. The Company is subject to the California limited liability company fee, which is based on the Company's revenues. FIXN is subject to New York State and City franchise taxes.

F.   Revenue Recognition

The Company's revenues are derived from two sources.

The Company's primary source of revenue is from model services provided to print media. Revenue for print media is recorded when the models have completed the fashion shoot. The revenue is recorded at gross billings, which includes all agency fees. Costs of revenues consist of payments due to the models for services rendered and expenses and costs incurred for models in performance of those services.

The second source of revenue is from commissions on payments received by models and actors for appearing in television and cable commercials. The Company records a commission of 10% to 15% when cash is received.

G.   Advertising Costs

All advertising costs are expensed as incurred. Advertising expense totaled $550 for the year ended December 31, 2003 and none for the year ended December 31, 2002.

H.   Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management makes estimates that affect reserves for doubtful accounts, depreciation and reserves for any other commitments or contingencies. Any adjustments applied to estimates are recognized in the year in which such adjustments are determined.

F-14

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
1.   Summary of Significant Accounting Policies (continued)

I.   Segments of an Enterprise and Related Information

The Company follows SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information.” SFAS No. 131 requires that a public business enterprise (optional for a private enterprise) report financial and descriptive information about its reportable operating segments on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. Currently, the Company operates in only one segment.

J.   Business Risks and Credit Concentrations

The Company operates in the high-end fashion modeling industry segment, which is rapidly evolving and highly competitive. The Company relies on the clients engaging its models. There can be no assurance that the Company will be able to continue to provide models to support its operations.

Accounts receivable are typically unsecured. The Company performs ongoing credit evaluations of its customers' financial condition. It generally requires no collateral and maintains reserves for potential credit losses on customer accounts, when necessary.

The Company advances funds to its models for preparing model portfolios and travel costs.

K.   Fair Value of Financial Instruments

The carrying value of certain of the financial instruments, including accounts receivable, other current assets, accounts payable, notes payable and accrued expenses approximate fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of notes payable approximates fair value.

The value attributable to a beneficial conversion feature and/or to stock purchase warrants issued in conjunction with convertible notes payable is amortized to interest expense over the term of the notes.

L.   Recent Accounting Pronouncements

In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement also extends the reporting requirements to report separately, as discontinued operations, components of an entity that either have been disposed of or are classified as held-for-sale. The Company adopted the provisions of SFAS No. 144 effective July 1, 2002. The adoption of this statement did not have any impact on the Company's financial condition or results from operations.

F-15

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
1.   Summary of Significant Accounting Policies (continued)

L.   Recent Accounting Pronouncements (continued)

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145 ("SFAS 145"), "Rescission of FASB Statements Nos. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” SFAS 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. SFAS 145 was adopted by the Company in the first quarter of fiscal 2002. The adoption of SFAS 145 did not have a material impact on the Company's results of operations or financial position.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities.” SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under EITF No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). The scope of SFAS No. 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS No. 146 will be effective for exit or disposal activities that are initiated after December 31, 2002 and early application is encouraged. The provisions of EITF No. 94-3 shall continue to apply for an exit activity initiated under an exit plan that met the criteria of EITF No. 94-3 prior to the adoption of SFAS No. 146. The Company has adopted FSAS 146 for exit or disposal activities that are initiated after December 31, 2002. The effect on adoption of SFAS No. 146 will change on a prospective basis the timing of when restructuring charges are recorded from a commitment date approach to when the liability is incurred.

In December 2002, the FASB issued SFAS No.148, "Accounting for Stock-Based Compensation – Transition and Disclosure." This statement amends SFAS No.123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. Pursuant to SFAS No.123, the Company will continue to show pro forma disclosure related to the expense attributable to the fair market value of stock options granted to employees.

In November 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. FIN 45 also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of FIN 45 are applicable to guarantees issued or modified after December 31, 2002 and are not expected to have a material effect on our Financial Statements.

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51. FIN 46 addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003 the provisions of FIN 46 must be applied for the first interim period beginning after June 15, 2003. The application of FIN 46 is not expected to have a material effect on the Company's consolidated financial statements. The Company does not have any variable interest entities; therefore, this Interpretation is not expected to have an impact on its consolidated financial statements.

1.   Summary of Significant Accounting Policies (continued)

L.   Recent Accounting Pronouncements (continued)

In April 2003, the FASB issued SFAS 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which amends SFAS 133 for certain decisions made by the FASB Derivatives Implementation Group.  In particular, SFAS 149: (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying instrument to conform it to language used in FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” and (4) amends certain other existing pronouncements.  This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. In addition, most provisions of SFAS 149 are to be applied prospectively.  The Company does not expect the adoption of SFAS 149 will have a material impact on its financial position, cash flows or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”).  SFAS 150 changes the accounting for certain financial instruments that under previous guidance issuers could account for as equity.  It requires that those instruments be classified as liabilities in balance sheets.  The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective on July 1, 2003.  The Company does not expect the adoption of SFAS 150 will have a material impact on its financial position, cash flows or results of operations.

M.   Advances to Models

The Company pays bills on behalf of models for the preparation of their professional modeling portfolios and for travel costs. These amounts have no specific repayment terms, but management generally expects repayment within one year.

Advances to models have been reviewed by management, and the Company has recorded an allowance for doubtful collections of $166,180 and $41,180 in 2003 and 2002, respectively.

N.   Trade Accounts Receivable

Accounts receivable are typically unsecured. The Company performs ongoing credit evaluations of its customers' financial condition. It generally requires no collateral and maintains reserves for potential credit losses on customer accounts when necessary.

The Company establishes an allowance for uncollectible trade accounts receivable based on historical collection experience and management evaluation of collectibility of outstanding accounts receivable.

F-16

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
1.   Summary of Significant Accounting Policies (continued)

O.   Basic and Diluted Net Earnings per Share

Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

P.   Accounting for Derivative Instruments and Hedging Activities

The Company has adopted Financial Accounting Standards Board Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities," which requires that all derivative instruments be recorded on the balance sheet at fair value. The Company is currently not engaged in hedging activities nor does it have any derivative instruments, thus there is no impact on the current period’s financial statements

Q.   Comprehensive Income (Loss)

Comprehensive income consists of net income and other gains and losses affecting shareholders' equity that, under generally accepted accounting principles are excluded from net income in accordance with Statement on Financial Accounting Standards No. 130, "Reporting Comprehensive Income.” The Company, however, does not have any components of comprehensive income (loss) as defined by SFAS No. 130 and therefore, for the years ended December 31, 2003 and 2002, comprehensive income (loss) is equivalent to the Company's reported net income (loss).

R.   Long-Lived assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with SFAS No. 121, "Accounting for the impairment of long-lived Assets and Long-Lived Assets to Be Disposed Of". In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances, which indicate that their carrying value may not be recoverable. During the years ended December 31, 2003 and 2002, no impairment has been recorded.

S.   Reclassifications

Certain reclassifications have been made to the 2002 financial statements to conform to the 2003 presentation. The reclassifications did not have any impact on previously reported results from operations or shareholders’ deficit.

F-17

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
1.   Summary of Significant Accounting Policies (continued)

T.   Stock-Based Compensation – Warrants

The Company accounts for stock-based compensation using the fair-value based method prescribed in Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation". Compensation cost for all stock warrants issued by the Company is (a) measured at the grant date based on the fair value of the warrants and (b) recognized over the service period. See Note 11.

2.   Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has experienced net losses of $1,601,006 and $535,937 for the years ended December 31, 2003 and 2002, respectively. The Company also had a net working deficit of $2,299,114 and $1,358,769 for the years ended December 31, 2003 and 2002 respectively. Additionally, the Company must raise additional capital to meet its working capital needs. These factors raise substantial doubt about the Company’s ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon the Company’s ability to generate sufficient sales volume to cover its operating expenses and to raise sufficient capital to meet its payment obligations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Management has previously relied on equity financing sources and debt offerings to fund operations. The Company's reliance on equity and debt financing will continue, and the Company will continue to seek to enter into strategic acquisitions. Management has obtained additional capital through debt offerings subsequent to December 31, 2003.

3.   Income Taxes

Until December 27, 2002, the Company had chosen to be treated as a partnership for federal and state income tax purposes. A partnership is not a tax paying entity for federal or state income tax purposes. Accordingly, no federal income tax expense has been recorded in the statements. All income or losses will be reported on the individual members' income tax returns. The Company is subject to a minimum franchise tax in California.

F-18

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
3.   Income Taxes (continued)

Significant components of the provision for taxes based on income for the year ended December 31, 2003 and 2002 are as follows:
	2003	2002

Current
Federal	$-	$-
State	(1,980)	(1,380)

	(1,980)	(1,380)

Deferred
Federal	-	-
State	-	-

Total	$(1,980)	$(1,380)

Significant components of the Company's deferred tax assets and liabilities for income taxes consist of the following:
	Federal	State	Local

Deferred tax asset
Net operating loss carryforwards	$829,403	$213,456	$17,324
Bad debts	43,019	11,062	1,569

Total deferred tax asset	$872,422	$224,518	$18,893

Less valuation allowance	$(872,422)	$(224,518)	$(18,893)

Net deferred tax asset	$-	$-	$-

At December 31, 2003, The Company has available approximately $2,220,000 in net operating loss carryforwards available to offset future federal and New York state income taxes, respectively, which expire through 2022. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. This and other components of deferred tax asset accounts are described above. As at December 31, 2003, the Company has provided a valuation allowance to reduce its net deferred tax asset to zero. The amount of the deferred tax asset considered realizable, however, can be revised in the near term based upon future operating conditions during the carryforward period.

The provision for income taxes consists of state franchise taxes. The expected combined federal and state income tax benefit of approximately 45% is reduced predominately by the valuation allowance applied to such benefits. The use of loss carryforwards from FIXN of approximately $1,000,000 is limited because of the change of greater than 50% in the ownership of its stock resulting from the merger.

F-19

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
3.   Income Taxes (continued)

A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for (benefit from) income taxes for the year ended December 31, 2002, is as follows:

	2003	2002

Income tax provision (benefit) computed at federal statutory rate	(35.00%)	(35.00%)

State and local	(9.84%)	(9.84%)

Other	1.00%	(8.74%)

Valuation allowance	43.96%	53.60%

Effective tax rate	0.12%	0.02%

The Company incurred minimum franchise taxes in New York and California.

4.   Financing Agreement

Until September 30, 2003, the Company had a secured asset-borrowing program with a financial institution to collateralize, with recourse, certain eligible trade receivables up to a maximum percentage of 80% of the net amounts of each receivable. As receivables collateralized to the financial institution are collected, the Company may transfer additional receivables up to the discretion of the lending institution. Gross receivables transferred to the financial institution amounted to $856,671 and $2,129,025 in 2003 and 2002, respectively. The Company retains the right to recall collateralized receivables under the program, and the receivables are subject to recourse. Therefore, the transaction did not qualify as a sale under the terms of Financial Accounting Standards Board Statement No. 125 (Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities). Included in the Balance Sheets as receivables at December 31, 2003 and 2002, are account balances totaling $0 and $352,458 of uncollected receivables collateralized to the financial institution.

Effective October 15, 2003, the Company has obtained a new secured lending facility from a new financial institution. The Company’s borrowings are secured by the underlying trade receivables. The borrowings are collateralized, with recourse, by certain eligible trade receivables up to a maximum percentage of 70% of the net amounts of each receivable. As receivables collateralized to the financial institution are collected, the Company may transfer additional receivables up to the discretion of the lending institution. Gross receivables transferred to the financial institution amounted to $408,202 in 2003. The Company retains the right to recall any of the collateralized receivables under the program, and the receivables are subject to recourse. Therefore, the transaction does not qualify as a sale under the terms of Financial Accounting Standards Board Statement No. 125 (Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities). Included in the Balance Sheets as receivable at December 31, 2003, are account balances totaling $213,406 of uncollected receivables collateralized to the financial institution under this agreement.

F-20

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
5.   Line of Credit

The Company has an unsecured line of credit agreement with a bank, which provides that it may borrow up to $50,000 at the interest rate of 12% per annum. At December 31, 2003 and 2002, $50,000 and $50,000 were borrowed against the line of credit. The line of credit is renewable annually by mutual agreement of the parties.

6.   Equity

In January 2003, the Company issued 11,000,000 shares of its registered common stock, having a market value of $165,000, to three individuals in lieu of cash compensation for services rendered.

In January 2003, the holder of a 4% convertible debenture converted $25,500 of principal into 5,000,000 shares of the Company’s common stock.

In April 2003, the Company issued 4,250,000 shares of its registered common stock, having a market value of $42,500 to three individuals in lieu of cash compensation for legal and management consulting services rendered.

In April 2003, the Company issued to a consultant warrants to purchase 6,000,000 shares of its common stock at an exercise price of $0.008 per share under the terms of a consulting agreement. In April 2003, this warrant holder exercised the warrant to purchase 6,000,000 shares of common stock for $48,000.

In May 2003, the Company issued 5,000,000 shares of its registered common stock, having a market value of $50,000, to various consultants in lieu of cash compensation for services rendered.

In June 2003, the Company issued 5,000,000 shares of its registered common stock, having a market value of $50,000, to various consultants in lieu of cash compensation for services rendered.

In July 2003, the holder of a 4% convertible debenture converted $25,000 of principal into 5,446,623 shares of the Company’s common stock.

In November 2003, the holder of a 4% convertible debenture converted $10,000 of principal into 5,882,353 shares of the Company’s common stock.

7.   Related Party Transactions

Mr. Steve Chamberlin

Mr. Steve Chamberlin, President and Member of the Board of Directors of the Company, has advanced monies to the Company. The Company repaid to Mr. Chamberlin $3,323 in 2002 for these advances.

During 2002, the Company advanced to Mr. Chamberlin $28,040. These advances are due on demand and are non-interest-bearing.

F-21

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
7.   Related Party Transactions (continued)

Transactions with shareholders

Two shareholders made to the Company non-interest bearing advances that totaled $52,000 during 2002. The Company repaid these advances in January 2003.

In 2003, shareholders have advanced to the Company $93,788, and these advances bear interest at 10% per annum. The Company has repaid $5,000 of these advances.

In 2003, an employee advanced to the Company $15,000, which has been repaid during the year.

8.   Commitments and Contingencies

A.   Legal

The Company is periodically involved in legal actions and claims that arise as a result of events that occur in the normal course of operations. The Company is not currently aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations.

B.   Operating Leases

On May 17, 2001, the Company's principal executive offices relocated to a 3,479 square foot facility at 9440 Santa Monica Boulevard, Suite 400, Beverly Hills, CA 90210. The Company leases the facility under a 60-month agreement that terminates on April 30, 2005, with the option to renew for an additional six months. The aggregate rental rate for the entire facility for the year ending December 31, 2003 and 2002 were $125,516 and $71,667, respectively. All operations were performed at this facility.

The Company also leases office equipment under several open-ended operating leases. The aggregate monthly rental (exclusive of sales tax) is $585 per month.

In March 2000, the Company leased an automobile under a 36-month non-cancelable operating lease agreement. The Company was obligated to pay $376 per month.

In September 2002, the Company leased an automobile under a 36-month non-cancelable operating lease agreement. The Company is obligated to pay $1,392 per month.

In November 2002, the Company leased an automobile under an operating lease agreement. The lease was terminated in July 2003. The Company was obligated to pay $422 per month.

F-22

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
8.   Commitments and Contingencies (continued)

The aggregate future rental rates through December 31, 2008, are as follows:

Year Ending December 31,

2004	$140,058
2005	57,317
2006	7,023
2007	7,023
2008	7,023

$218,444

C.   Capital Leases

The Company maintains a capital lease for some of its office equipment. The following is a schedule by year of the approximate future minimum lease payments required under this lease:

2004	$12,101
2005	12,101
2006	7,059

Future Minimum lease payments	$31,261

Less amount representing interest	(3,811)

Present value of minimum lease payments	27,450

Less current portion	(9,797)

Long-term capital lease obligation	$17,653

The leased property under capital leases as of December 31, 2003 has a cost of $39,761, accumulated amortization of $15,739 and a net book value of $24,022. Amortization of the leased property is included in depreciation expense and amounts to $9,940 and $5,799 for the years ended December 31, 2003 and 2002, respectively.

F-23

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
8.   Commitments and Contingencies (continued)

D.   Contingent Liability

On May 15, 2002, FIXN completed a transaction pursuant to a Settlement of Debts and Asset Purchase Agreement, dated March 29, 2002, with Starbrand, LLC, pursuant to which FIXN divested all of its operations and sold substantially all of its assets and certain specified liabilities to Starbrand, LLC, in exchange for cancellation of $450,000 of outstanding 4%, $1,500,000 convertible debentures. FIXN is contingently liable for the payment of the liabilities transferred aggregating approximately $200,000. No claim has been made regarding these liabilities as of December 31, 2003 and 2002, and management believes that no reserve is necessary.

9.   Merger of Famous Fixins and Warning Model Management, LLC

On December 27, 2002, the Company completed the merger with Famous Fixins, Inc., ("FIXN"), a public shell company traded on the NASDAQ Over-the-Counter Bulletin Board, by acquiring 54% of the outstanding capital stock of FIXN.

The merger of WNMI LLC, an operating company, with FIXN, a non-operating public shell company with nominal assets, is treated as a capital transaction in substance rather than a business combination. Therefore, no goodwill or intangible assets are recorded.

The following table presents the allocation the assets acquired and liabilities assumed as:
Accounts receivable	$64,500

Total assets	$64,500

Convertible debt and long-term debt due within one year	$(1,232,691)
Other current liabilities	(81,380)
Convertible notes payable-shareholders	(2,900,000)
Unamortized bond discount	522,095

Total liabilities assumed	(3,691,976)

Total adjustment to equity	$(3,627,476)

F-24

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
9.   Merger of Famous Fixins and Warning Model Management, LLC

The following (unaudited) pro forma consolidated results of operations have been prepared as if the merger with FIXN, Inc. had occurred at January 1, 2002:

December 31, 2002

Sales	$2,323,849
Operating expenses	(1,133,292)
Discontinued operations-loss	(248,922)

Net loss	(5,118,194)

Discontinued loss per share-basic	$(0.01)

Discontinued loss per share-diluted	$(0.01)

Net loss per share-basic	$(0.12)

Net loss per share-diluted	$(0.12)

The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the merger been consummated as of that time, nor is it intended to be a projection of future results.

F-25

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
10.   Notes Payable

Notes payable at December 31, 2003 and 2002, consist of the following:
	2003	2002

10% note payable – private party. Interest payable or accruing monthly, due on demand	$48,783	$48,783

Note payable – private party, $6,000 fixed interest, due January 2003, unsecured	-	30,000

Non-interest-bearing note payable – private party, due December 2002, unsecured	-	88,000

Note payable – private party, due June 2004, unsecured	48,000	-

10% note payable – private party. Interest payable or accruing monthly, due December 2004, unsecured	100,000	-

10% note payable – private party. Interest payable or accruing monthly, due May 2004, unsecured	105,000	-

18% note payable – private party. Interest payable or accruing at 1.5% per month, due on demand	300,000	-

Total notes payable at December 31,	601,783	166,783

Less bond discount	(13,111)	-

	$588,672	$166,783

In September 2002, the Company borrowed $88,000 from a private party. The loan was paid in January 2003.

In October 2002, the Company borrowed $30,000 from a private party. The loan, including the premium, was paid in January 2003.

In March 2003, the Company obtained short-term debt financing of $48,000 from an unrelated party.

In May 2003, the Company obtained short-term debt financing of $105,000 from an unrelated party. The lender is a holder of its 10% convertible debentures.

In July 2003, the Company obtained $300,000 in debt financing in the form of short-term notes bearing 18% interest per annum. The Company issued warrants convertible into 5,000,000 shares of common stock at an exercise price of $0.01 per share. Management determined the fair value for the warrants issued to be $25,000, which is being amortized over the term of the note.

F-26

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
10.   Notes Payable (continued)

In August 2003, the Company obtained short-term debt financing of $50,000 from an unrelated party. In December 2003, the Company obtained additional short-term debt financing of $50,000 from the same party. These short-term notes bear 10% interest per annum.

10% Demand Notes Payable

In January 2002, FIXN issued promissory notes of $27,500 with interest at a rate of 10% per year. Beginning June 15, 2002, these notes became payable on demand.

In May 2002, FIXN borrowed an aggregate of $21,283 from two lenders and issued notes payable at an interest rate of 10% per annum. Beginning June 15, 2002, these notes became payable on demand. The lenders include a party related to the holders of its 4% convertible debentures and another unrelated party.

11.   Convertible Debentures & Promissory Notes

Short term convertible notes consisted of the following at December 31:

	2003	2002

5% convertible note payable, due on demand	$33,975	$33,975

4% convertible note payable, due on demand	989,700	1,050,000

4% convertible note payable, due on demand	105,000	105,000

10% convertible note payable, due on January 3, 2004	50,000	-

Total current notes	1,178,675	1,188,975

Less discount	-	(13,236)

Total current convertible notes payable	$1,178,675	$1,175,739

F-27

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
11.   Convertible Debentures & Promissory Notes (continued)

Long term convertible notes consisted of the following at December 31:

	2003	2002

10% convertible note payable, due on December 30, 2005	$500,000	$500,000

4% convertible note payable, due on December 27, 2005	2,900,000	2,900,000

Total long term notes	3,400,000	3,400,000

Less discount	(405,446)	(606,808)

Total long term convertible notes payable	$2,994,554	$2,793,192

4% Convertible Debentures Payable

On October 27, 2000, FIXN entered into an agreement with the three investors for the issuance of $1,500,000 4% Convertible Debentures and 250,000 warrants for shares of FIXN's common stock. Under the terms of the agreement, the $1,500,000 principal amount of the 4% debentures was issued for cash of $500,000 and the surrender of the outstanding $1,000,000 of 0% Convertible Debentures described above. The entire issue of the $1,500,000 4% Convertible Debentures was due on August 7, 2001, with a 5% premium on principal, plus accrued interest. Effective May 15, 2002, FIXN was relieved of $450,000 of the outstanding principal and the premium of $75,000 as a result of the asset sale to Starbrand, LLC. The debentures are convertible into common stock commencing on the maturity date at a conversion price of the lesser of $.054 per share or an amount computed under a formula, based on the discounted average of the lowest bid prices during a period preceding the conversion date.

The conversion of the 4% debentures into common shares is subject to the condition that, no debenture holder may own an aggregate number of shares, including conversion shares, which is greater than 9.9% of the then outstanding common stock. Other provisions of the agreement include default, merger and common stock sale restrictions on FIXN. The debenture holders may cause FIXN to redeem debentures, with interest and a 30% payment premium, from up to 50% of the net proceeds received under an equity line of credit type of agreement or other permitted financing. The equity line of credit agreement was a condition to the October 27, 2000, 4% Convertible Debenture and Warrants Purchase Agreement.

Interest on the 4% convertible debentures is payable semi-annually and is convertible into common stock at the investors' option. Due to the non-payment of interest in fiscal year 2000, the debenture holders had the right to consider the debentures as immediately due and payable.

In July 2002, FIXN issued an additional $100,000 of 4% convertible debentures. These debentures are due in July 2003 and are classified as current. The notes have a $5,000 premium due at maturity. The value of the convertible feature was $17,647, which is amortized over the term of the note.

F-28

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
11.   Convertible Debentures & Promissory Notes (continued)

4% Convertible Debentures Payable (continued)

The debenture conversion price was 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date. The beneficial conversion feature of these debentures issued was $17,674. The amount attributable to the beneficial conversion feature is amortized over the term of the loan and is included as a component of interest expense. Interest on the indebtedness is accrued through December 31, 2003.

The financial statements as of December 31, 2003, reflect the remaining principal amount of the 4% debentures, less the unamortized bond discount. Interest on the indebtedness is accrued through December 31, 2003.

5% Convertible Debentures Payable

The 5% Debenture holders are entitled to convert, at any time, any portion of the principal of the 5% Debentures to common stock at a conversion price for each share at the lower of (a) 80% of the market price at the conversion date or (b) $0.55. The 5% Debentures include an option by the Company to exchange the Debentures for Convertible Preferred Stock.

The following summarizes the outstanding balance of the 5% Debentures at December 31, 2003 and 2002:

	2003	2002

Outstanding principal amount of 5% debentures	$33,975	$33,975
Less unamortized discount for warrants issued	-	(9)

Carrying amount	$33,975	$33,966

10% Convertible Debentures Payable

On December 30, 2002, the Company issued $500,000 in new three-year convertible debentures with an interest rate of 10%, payable quarterly. These debentures are convertible in the Company's common stock at 85% of the average of the three lowest closing prices during the 20 days prior to the conversion. All these debentures are redeemable in cash due one year from the date of issuance. The notes mature in December 2005, and are classified as long-term.

F-29

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
11.   Convertible Debentures & Promissory Notes (continued)

10% Convertible Debentures Payable (continued)

The debenture conversion price was 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date. The beneficial conversion feature of these debentures issued was $88,235, and the amount was credited in the accounts as additional paid in capital. The amount attributable to the beneficial conversion feature is amortized over the term of the loan and is included as a component of interest expense. In conjunction with the issuance of the convertible debentures, the Company issued Common Stock Purchase Warrants (collectively the Note Warrants) to purchase 1,000,000 shares of the Company's common stock, par value $0.001 per share (the Common Stock), at an exercise price of $0.01 per share, and are immediately exercisable. Total funds received of $500,000 were allocated $9,000 to the Note Warrants and $491,000 to the Notes. The total value allocated to the Note Warrants is being amortized to interest expense over the term of the Notes. At December 31, 2003 and 2002, the unamortized discount on the Notes is approximately $65,333 and $96,913, respectively.

In January 2003, the Company received aggregate proceeds of $50,000 in connection with the issuance of a 10% $50,000 convertible debenture, due in 2004. The lender, an unrelated party, is a current holder of a note payable issued by the Company. The convertible benefit feature value was $8,824, and it is amortized over the term of the note.

The financial statements as of December 31, 2003, reflect the remaining principal amount of the 10% debentures, less the unamortized bond discount attributable to the beneficial conversion feature and the warrants. Interest on the indebtedness is accrued through December 31, 2003.

Convertible Notes Payable Due to Members of Warning Model Management, LLC

The merger of Warning Model Management, LLC, and FIXN resulted in FIXN issuing to the members of Warning Model Management, LLC an aggregate of $2,900,000 principal amount of 4% convertible debentures due December 27, 2004.

The terms of the debentures require that interest be paid on the principal sum outstanding semi-annually in arrears at the rate of 4% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first business day to occur after the date of initial issuance and continue until payment in full of the principal sum has been made or duly provided for. Semi-annual interest payments shall be due and payable on December 1 and June 1 of each year, commencing with June 1, 2003. The Company will pay the principal of and any accrued but unpaid interest due upon this Debenture on the Maturity Date.

The Holders of these Convertible Debentures are entitled, at their option, to convert at any time, the principal amount of this Debenture or any portion thereof, plus, at the Holder's election, any accrued and unpaid interest, into shares of Common Stock of the Company (the common stock of the Company, the "Common Stock" and shares of Common Stock so converted, the "Conversion Shares") at a conversion price for each share of Common Stock ("Conversion Price") equal to the lesser of (i) $0.05 (the "Set Price") (subject to adjustment for stock splits and the like), and (ii) 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date.

F-30

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
11.   Convertible Debentures & Promissory Notes (continued)

Convertible Notes Payable Due to Members of Warning Model Management, LLC (continued)

The debenture conversion price is either the lesser of 0.05 per share or 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date. The beneficial conversion feature of the $2,900,000 debentures issued was $511,765, and the amount was credited in the accounts of the Company as additional paid in capital. The amount attributable to the beneficial conversion feature is amortized over the term of the loan and is included as a component of interest expense. Interest on the indebtedness is accrued through December 31, 2003.

The financial statements as of December 31, 2003 and 2002, reflect the remaining principal amount of the 4% debentures to shareholders, less the unamortized bond discount.

12.   Equity Drawdown Facility

On October 31, 2000, FIXN entered into a type of equity line of credit agreement for the future sale of shares of its common stock and warrants. Under the agreement, which is subject to various conditions, an investor has committed to provide up to $5 million, at FIXN's request, over a 24-month period, to be applied to the purchase price of FIXN's common stock. FIXN may request at specified intervals, $100,000 minimum equity drawdowns, with maximum drawdown amounts at each request based on 4.5% of (i) the weighted average price of FIXN's common stock for a prescribed period prior to the request multiplied by (ii) the total trading volume during such period. As at December 31, 2002 and 2001 the minimum drawdown requirement has not been met. Drawdowns may be further limited due to a provision in the agreement that prevents FIXN from issuing shares to the extent that the investor would beneficially own more than 9.9% of FIXN's then outstanding common stock. Under the agreement, FIXN is required to file a Registration Statement with the Securities and Exchange Commission before the investor is obligated to accept a drawdown request by FIXN. Consequently, until such Registration Statement is effective, FIXN will not receive any funds under the agreement.

The per share amount to be received by FIXN for the sale of its common stock on each equity drawdown shall be reduced by a 17.5% discount on the market price of the shares (as defined in the agreement). Escrow agent fees and a 10% placement fee will also reduce the proceeds of sale. At the October 31, 2000 closing, FIXN issued a stock purchase warrant for up to 500,000 shares of common stock to the investor at an exercise price of $.0636 per share, such warrant to expire on October 31, 2003. The value of the 500,000 stock warrants ($35,730) is charged to interest expense in 2000. FIXN has also agreed to issue additional warrants for shares equal to 50% of the shares purchased by the investor on each drawdown. There are various other conditions to the agreement, including the investor's right to terminate the agreement under specified events. At the closing, FIXN paid $10,000 for the investor's legal and other expenses.

See Note 11 in connection with an election by the holders of the 4% Convertible Debentures to apply a portion of the proceeds of the equity drawdowns to redeem their debentures.

F-31

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
12.   Equity Drawdown Facility (continued)

FIXN did not utilize this equity drawdown facility as of December 27, 2002. The Company did not utilize this facility as of December 31, 2002. Subsequent to the merger, the Company has elected to pursue a different financing vehicle.

In December 2002, the Company signed a letter of intent with a different unrelated third party, who has provided debt financing to the Company, to provide an equity drawdown facility of up to $2,000,000. As of December 31, 2003, the Company had decided not to utilize this new equity drawdown facility.

13.   Outstanding Warrants to Purchase Common Stock

FIXN had issued warrants to purchase shares of its common stock to certain officers, employees and non-employees. The objectives of the issuance of the warrants include attracting and retaining the best talent, providing for additional performance incentives and promoting the success of FIXN by providing the opportunity to employees and non-employees to acquire common stock. FIXN had also issued warrants to certain investors in connection with the issuance of debentures and the sale of common stock. Outstanding warrants have been granted at exercise prices ranging from $.001 to $2.25 and expire as much as five years from the date of grant. On December 27, 2002, date of merger, FIXN had warrants outstanding to purchase 8,867,480 common shares.

The status of the Company’s warrants is summarized below as of December 31, 2002 and 2003:

	Number of Warrants	Weighted Range of Exercise Prices	Average Exercise Price

Outstanding at December 31, 2002	9,867,480	$0.001 – 1.00	$0.35
Granted in 2003	5,000,000	0.01	0.01
Expired in 2003	(1,946,828)	0.06 – 1.00	0.29

Outstanding at December 31, 2003	12,920,652	$0.001 – 1.00	$0.21

Weighted average remaining contractual terms	1.73 years

Number of warrants exercisable at December 31, 2003	12,920,652

Weighted average exercise price of warrants	0.13

F-32

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
13.   Outstanding Warrants to Purchase Common Stock (continued)

	Number of Warrants	Weighted Range of Exercise Prices	Average Exercise Price

Outstanding at December 27, 2002	8,867,480	$0.001 - 1.00	$0.48
Granted in 2002	1,000,000	0.01	0.01
Cancelled in 2002	-	0.00	0.00

Outstanding at December 31, 2002	9,867,480	$0.001 - 1.00	$0.35

Weighted average remaining contractual terms	1.85 years

Number of warrants exercisable at December 31, 2002	9,867,480

Weighted average exercise price of warrants	0.43

As stated in Note 1, the Company accounts for stock-based compensation using the fair value method prescribed in SFAS No. 123 "Accounting for Stock-Based Compensation", under which compensation cost for all stock warrants issued (both vested and non-vested) is measured at the grant date based on the fair value of the warrants. Such cost is recognized over the service period (the contract period).

The fair value of each warrant issued was estimated on the date of grant using the Black-Scholes option-pricing model.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options and warrants, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's warrants have characteristics significantly different from those of traded options and warrants, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

Warrants are granted at prices equal to the current fair value of the Company's common stock at the date of grant. The vesting period is usually related to the term of the underlying convertible debenture.

The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: 2003 – dividend yield of 0%; expected volatility of 200%; risk-free interest rate of 5.5%, and expected life of 3 years. The fair value of the options granted in 2003 was $0.005 per share. 2002 – dividend yield of 0%; expected volatility of 200%; risk-free interest rate of 5.84%, and expected life of 3 years. The fair value of the options granted in 2002 was $0.009 per share.

F-33

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
14.   Subsequent Events

Stock Compensation Plan

In January 2004, Company adopted a Consulting and Legal Services Plan. This Plan provides the granting of common stock or warrants convertible into common stock to key consultants and legal service providers as a means of compensating them for their services. The Plan reserves 60,000,000 shares of common stock. Stocks under the Plan are to be granted at no less than par value of the shares. Company filed a Registration statement on Form S-8 on January 30, 2004 relating to 60,000,000 shares of the Company’s common stock, $0.001 par value, issuable pursuant to the Company’s Advisory and Consultancy Agreements.

In March 2004, Company amended the above Consulting and Legal Services Plan. The 2004 Amended Consulting and Legal Services Plan provides for the granting of stocks or warrants convertible into common stock to key consultants and legal service providers as a means of compensating them for their services. For the purposes of the Amended Plan, the Board of Directors is authorized to increase the number of shares by 50,000,000 for an aggregate up to 110,000,000 shares and/or options of the Company’s Common Stock. Stocks under the Plan are to be granted at no less than par value of the shares. Company filed a Registration statement on Form S-8 on March 26, 2004 relating to 50,000,000 shares of the Company’s common stock, $0.001 par value, issuable pursuant to the Company’s 2004 Amended Advisory and Consultants Agreements.

The Company granted warrants that were immediately converted into 106,700,000 shares of its common stock to various consultants. The warrants were convertible into the Company’s common stock at an exercise price of $0.01 per share. As of April 5, 2004, warrant holders have converted all of the shares underlying these warrants.

Conversion of Notes Payable into Common Stock

On March 01, 2004, a holder of the Company’s 10% Convertible Notes has elected to convert an aggregate of $10,000 interest amount of the note into 3,921,569 shares.

On March 22, 2004, a holder of the Company’s 10% Convertible Notes has elected to convert an aggregate of $10,000 interest amount of the note into 4,065,041 shares.

On March 22, 2004, a holder of the Company’s 4% Convertible Notes has elected to convert an aggregate of $10,000 principal amount of the note and $1,673 interest into 4,577,536 shares.

On March 23, 2004, a holder of the Company’s 4% Convertible Notes has elected to convert an aggregate of $25,000 principal amount of the note and $4,185 interest into 11,445,164 shares.

On March 24, 2004, a holder of the Company’s 4% Convertible Notes has elected to convert an aggregate of $125,000 principal amount of the note and $20,993 interest into 57,252,308 shares.

On March 24, 2004, a holder of the Company’s 10% Convertible Notes has elected to convert an aggregate of $25,000 interest amount of the note into 10,162,602 shares.

On March 25, 2004, a holder of the Company’s 10% Convertible Notes has elected to convert an aggregate of $20,007 principal amount of the note and $2,333 interest into 8,758,169 shares.

F-34

Warning Model Management, Inc. (f/k/a Famous Fixins, Inc.) Notes to Consolidated Financial Statements
14.   Subsequent Events (continued)

Conversion of Notes Payable into Common Stock (continued)

On March 25, 2004, a holder of the Company’s 4% Convertible Notes has elected to convert an aggregate of $35,000 principal amount of the note and $5,883 interest into 16,032,500 shares.

On March 26, 2004, a holder of the Company’s 10% Convertible Notes has elected to convert an aggregate of $2,778 principal and $17,222 interest amount of the note into 8,130,081 shares.

On March 30, 2004, a holder of the Company’s 4% Convertible Notes has elected to convert an aggregate of $50,000 principal amount of the note and $8,418 interest into 22,908,871 shares.

On April 1, 2004, a holder of the Company’s 10% Convertible Notes has elected to convert an aggregate of $19,309 principal and $691 interest amount of the note into 7,843,137 shares.

On April 5, 2004, a holder of the Company’s 4% Convertible Notes has elected to convert an aggregate of $75,000 principal amount of the note and $11,832 interest into 34,051,747 shares.

Promissory Notes/Borrowings

In January, February ,and March, 2004 the Company has borrowed $15,000 from an employee and $249,000 from various private investors and shareholders. These borrowings bear an interest rate of 10% and mature in 2004.

F-35

Warning Model Management, Inc.
Consolidated Financial Statements

March 31, 2004

F-36

Warning Model Management, Inc.
Consolidated Financial Statements

March 31, 2004

C O N T E N T S

    Page

Consolidated Balance Sheets                                  38-39
Consolidated Statements of Operations                           40

Consolidated Statements of Cash Flows                           41 – 42

Notes to the Financial Statements                               43 – 56

F-37

Warning Model Management, Inc. Consolidated Balance Sheets as of March 31, 2004 and December 31, 2003

	March 31, 2004	December 31, 2003

ASSETS	(unaudited)	(audited)
Current Assets
Cash and cash equivalents	$523,495	$-
Accounts receivable, net of reserve for doubtful accounts
of $61,332 and $61,332, respectively	148,936	292,746
Advances to models, net of reserve of
$166,180 and $166,180, respectively	257,148	356,937
Advances to officer	28,040	28,040
Advances to employees	4,900	3,650
Prepaid expenses	10,000	11,628

Total Current Assets	972,519	693,001

Property and Equipment
Furniture and fixtures	8,806	8,168
Computers and equipment	73,793	73,793

	82,599	81,961

Accumulated depreciation	(46,268)	(42,703)

Total Property and Equipment	36,331	39,258

Total Assets	$1,008,850	$732,259

(continued)

See accompanying notes to these financial statements.
F-38

Warning Model Management, Inc.Consolidated Balance Sheets (continued) as of March 31, 2004 and December 31, 2003

	March 31, 2004	December 31, 2003

LIABILITIES AND EQUITY	(unaudited)	(audited)
Current Liabilities
Accounts payable and accrued expenses	$332,227	$315,267
Model fees payable	225,889	318,343
Model reserves	35,091	39,696
Line of credit	120,977	50,979
Notes payable	715,228	588,672
Advances from shareholders	82,163	113,788
Accrued interest - convertible debentures	179,602	220,454
Taxes payable	6,260	7,060
Current portion - capital leases	10,044	9,797
Secured line of credit	89,792	149,384
Convertible debentures	960,889	1,178,675

Total Current Liabilities	2,758,162	2,992,115

Long Term Liabilities
Convertible debentures	442,750	434,329
Convertible notes payable to shareholders	2,602,755	2,560,225
Capital leases	15,047	17,653

Total Long Term Liabilities	3,060,552	3,012,207

Equity
Common stock - 800,000,000 authorized, par value
$0.001, 323,297,780 and 92,252,810 issued and
outstanding for 2004 and 2003, respectively	323,297	92,253
Additional paid-in capital	1,881,011	499,480
Accumulated deficit	(7,014,172)	(5,863,796)

Total Equity	(4,809,864)	(5,272,063)

Total Liabilities and Equity	$1,008,850	$732,259

See accompanying notes to these financial statements.
F-39

Warning Model Management, Inc.Consolidated Statement of Operations for the Three Months Ended March 31, 2004 and 2003

	March 31,	March 31,
	2004	2003

	(unaudited)	(unaudited)
Revenues
Revenues	$353,952	$465,274
Costs of revenues	(284,164)	(237,264)

	69,788	228,010

Operating Expenses
Salaries and wages	171,747	154,925
Rent	40,879	37,157
General and administrative	831,662	415,367
Business development	5,547	33,346
Depreciation and amortization	3,565	6,038

Total Operating Expenses	1,053,400	646,833

Other Income (Expense)
Interest income	50	528
Other income	3,940	6,932
Interest expense	(169,753)	(115,160)
Other expense	(200)	-

Total Other Income (Expense)	(165,963)	(107,700)

Net Loss Before Income Taxes	(1,149,575)	(526,523)

Provision for Income Taxes	(800)	(980)

Net Loss	$(1,150,375)	$(527,503)

Net loss per share - basic	$(0.01)	$(0.01)

Net loss per share - diluted	$(0.01)	$(0.01)

Number of share used in calculation - basic	123,878,889	53,363,178

Number of share used in calculation - diluted	123,878,889	53,363,178

See accompanying notes to these financial statements.
F-40

Warning Model Management, Inc.Consolidated Statements of Cash Flows For the Three Months Ended March 31, 2004 and 2003

	March 31,	March 31,
	2004	2003

Operating Activities:	(unaudited)	(unaudited)
Net Loss	$(1,150,375)	$(527,503)
Adjustments to reconcile loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	3,565	6,038
Common stock issued for services	30,000	165,000
Bad debt expense	-	154,150
Expense on warrants granted	691,875	-
Bond and warrant discount amortization	57,507	56,844

Changes in operating assets and liabilities:
Accounts receivable - trade	143,810	110,034
Advances to models	99,789	(12,206)
Prepaid expenses	1,628	(46)
Advances to officer	-	(10,506)
Advances to employees	(1,250)	-
Accounts payable and accrued expenses	16,960	(225,956)
Model fees payable	(92,454)	101,043
Model reserves	(4,605)	7,789
Taxes payable	(800)	400
Bond premium on note payable	-	1,333
Accrued interest on convertible debt	56,437	26,736

Net cash used in operating activities	(147,913)	(146,850)

Investing activities:
Purchases of property and equipment	(638)	(2,304)

Net cash used in investing activities	(638)	(2,304)

(continued)

See accompanying notes to these financial statements.
F-41

Warning Model Management, Inc.Consolidated Statements of Cash Flows (continued) For the Three Months Ended March 31, 2004 and 2003

	March 31,	March 31,
	2004	2003

Financing activities:	(unaudited)	(unaudited)
Capital contributions - cash	-	-
Proceeds from convertible notes payable	-	50,000
Borrowings from secured line of credit	176,591	594,916
Payments on secured line of credit	(236,183)	(820,804)
Proceeds from warrants	575,625	-
Payments on capital lease obligation	(2,359)	(3,313)
Borrowings under bank line of credit	71,549	1,461
Payments under bank line of credit	(1,552)	(3,510)
Proceeds from notes payable	216,000	40,000
Payments on notes payable	(96,000)	(118,000)
Advances from shareholders	29,000	20,000
Payments on advances from shareholders	(60,625)	(52,000)

Net cash provided by (used in) financing activities	672,046	(291,250)

Increase (Decrease) in cash and cash equivalents	523,495	(440,404)

Cash and cash equivalents, beginning of period	-	503,422

Cash and cash equivalents, end of period	$523,495	$63,018

Supplemental disclosures of cash flow information:
Cash paid during the period for
Interest	$15,547	$11,555

Taxes	$2,400	$-

Supplemental schedule of non-cash financing activities
Value of convertible benefit feature on convertible debt	$-	$8,824

Conversion of debt and interest to common stock	$315,067	$-

Common stock issued for services	$30,000	$-

Expense recognized on warrants/options granted	$691,875	$-

See accompanying notes to these financial statements.
F-42

Warning Model Management, Inc. Notes to Financial Statements March 31, 2004

1.   Summary of Significant Accounting Policies

A.   General Description of Business

Famous Fixins, Inc. (“FIXN”) was incorporated on February 9, 1984, in the State of Utah. Through May 15, 2002, the date of its operating asset sale, FIXN was a promoter and marketer of celebrity endorsed consumer products for sale in supermarkets, other retailers and over the Internet. FIXN developed, marketed and sold licensed consumer products based on the diverse professional, cultural and ethnic backgrounds of various celebrities. FIXN entered into licensing agreements with high profile celebrities and created consumer products, which included various product lines consisting of salad dressings, candy products, cosmetic products, adhesive bandages and other novelty products endorsed by the licensors. FIXN sold directly to consumers and utilized a network of consumer product brokers to distribute its products throughout the United States and Canada. Third party manufacturers produced FIXN's various consumer products. Effective May 15, 2002, FIXN became a shell company that had discontinued its operations and had no operating revenues subsequent to that date.

On December 27, 2002, FIXN merged with Warning Model Management, LLC (“WAMM”), a California limited liability company.

In March 2003, the Company filed a Proxy Statement with the Securities Exchange Commission (SEC) to change its name to Warning Model Management, Inc., (“WNMI” or “the Company”) and to increase the authorized shares from 200 million to 800 million. In May 2003, the name change was approved.

Warning Model Management, LLC, was established in September 1998 to provide high-quality fashion models to the Southern California market. Los Angeles is one of the premier locations for the creation of fashion advertisements and television commercials, with WAMM being one of Los Angeles’s premier model management companies.

The Company’s current clients include major fashion companies, major department stores and major fashion magazines.

B.   Basis of Presentation and Organization

On May 15, 2003, the registrant (the "company") has changed the Company name from Famous Fixins, Inc. to Warning Model Management, Inc. and concurrently changed the Company's OTCBB trading symbol from "FIXN" to "WNMI".

Effective December 27, 2002, the Company acquired Famous Fixins, Inc., (trading symbol: FIXN) through a reverse merger.

F-43

1.   Summary of Significant Accounting Policies (continued)

B.   Basis of Presentation and Organization (continued)

These unaudited consolidated financial statements represent the financial activity of Warning Model Management, Inc. and its subsidiaries. The consolidated financial statements for the three months ended March 31, 2004 and 2003, have been prepared in accordance with generally accepted accounting principles for interim financial information in the US and in accordance with the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to consolidated financial statements and footnotes thereto for the fiscal quarter ended March 31, 2004, included herein. The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All inter-company transactions were eliminated. The Company’s fiscal year ends on December 31 each year. The financial statements and notes are representations of the management and the Board of Directors who are responsible for their integrity and objectivity.

The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. The financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

Consolidation Policy

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiary corporations, after elimination of all material inter-company accounts, transactions and profits. These financial statements consolidate the accounts of the WNMI and its subsidiaries.

Going-Concern Issues Arising from Recurring Losses and Cash Flow Problems

As shown in the accompanying Financial Statements, the Company has incurred recurring losses from operations, and as of March 31, 2004 and 2003, the Company’s current liabilities exceeded its current assets by $1,785,643, and its total liabilities exceeded its total assets by $4,809,864. Management has been able obtain additional financing through the issuance of debt. In addition, the Company has instituted more efficient management techniques and continues to attract and add new models and clients (expanding to include representing fashion photographers). Management believes these factors will contribute toward achieving profitability. The accompanying Financial Statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-44

1.   Summary of Significant Accounting Policies (continued)

C.   Cash and Cash Equivalents

For purposes of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents, those with original maturities greater than three months and current maturities less than twelve months from the balance sheet date are considered short-term investments, and those with maturities greater than twelve months from the balance sheet date are considered long-term investments.

The Company invests excess cash in high quality short-term liquid money market instruments with maturities of three months or less when purchased. Investments are made only in instruments issued by or enhanced by high quality financial institutions. The Company has not incurred losses related to these investments.

Concentration of cash

The Company at times maintains cash balances in excess of the federally insured limit of $100,000 per institution. There were balances that exceeded $100,000, and the uninsured balances at March 31, 2004, were $245,000. There were no uninsured balances as of December 31, 2003.

D.   Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

The Company is subject to California and New York State franchise taxes.

F-45

1.   Summary of Significant Accounting Policies (continued)

E.   Revenue Recognition

The Company’s revenues are derived from two sources.

The Company’s primary source of revenue is from model services provided to print media. Revenue for print media is recorded when the models have completed the fashion shoot. The revenue is recorded at gross billings, which includes all agency fees. Costs of revenues consist of payments due to the models for services rendered and expenses and costs incurred for models in performance of those services.

The second source of revenue is from commissions on payments received by models and actors for appearing in television and cable commercials. The Company records a commission of 10% to 15% when cash is received.

F.   Advertising Costs

All advertising costs are expensed as incurred.

G.   Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management makes estimates that affect reserves for doubtful accounts, depreciation and reserves for any other commitments or contingencies. Any adjustments applied to estimates are recognized in the year in which such adjustments are determined.

H.   Segments of an Enterprise and Related Information

The Company follows SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” SFAS No. 131 requires that a public business enterprise (optional for a private enterprise) report financial and descriptive information about its reportable operating segments on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. Currently, the Company operates in only one segment.

F-46

1.   Summary of Significant Accounting Policies (continued)

I.   Business Risks and Credit Concentrations

The Company operates in the high-end fashion modeling industry segment, which is rapidly evolving and highly competitive. The Company relies on the clients engaging its models. There can be no assurance that the Company will be able to continue to provide models to support its operations.

Accounts receivable are typically unsecured. The Company performs ongoing credit evaluations of its customers’ financial condition. It generally requires no collateral and maintains reserves for potential credit losses on customer accounts, when necessary.

The Company advances funds to its models and talent for preparing model and talent portfolios, prints, delivery travel costs and other costs. The Company evaluates these advances from time to time and sets up a reserve against such advances.

J.   Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which amends SFAS 133 for certain decisions made by the FASB Derivatives Implementation Group.  In particular, SFAS 149: (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying instrument to conform it to language used in FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” and (4) amends certain other existing pronouncements.  This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. In addition, most provisions of SFAS 149 are to be applied prospectively.  Management does not expect the adoption of SFAS 149 to have a material impact on our financial position, cash flows or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”).  SFAS 150 changes the accounting for certain financial instruments that under previous guidance issuers could account for as equity.  It requires that those instruments be classified as liabilities in balance sheets.  The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective on July 1, 2003.  The adoption of SFAS 150 does not have a material impact on the Company’s financial position, cash flows or results of operations.

K   Advances to Models

The Company pays bills on behalf of models for the preparation of their professional modeling portfolios and for travel costs. These amounts have no specific repayment terms, but management expects repayment within one year.

F-47

1.   Summary of Significant Accounting Policies (continued)

L.   Receivables

Accounts receivable are typically unsecured. The Company performs ongoing credit evaluations of its customers’ financial condition. It generally requires no collateral and maintains reserves for potential credit losses on customer accounts when necessary.

The Company establishes an allowance for uncollectible trade accounts receivable based on historical collection experience and management evaluation of collectibility of outstanding accounts receivable.

M.   Basic and Diluted Net Earnings Per Share

Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

N.   Comprehensive Income (Loss)

Comprehensive income consists of net income and other gains and losses affecting shareholders’ equity that, under generally accepted accounting principles are excluded from net income in accordance with Statement on Financial Accounting Standards No. 130, “Reporting Comprehensive Income.” The Company, however, does not have any components of comprehensive income (loss) as defined by SFAS No. 130 and therefore, for the three months ended March 31, 2004 and 2003, comprehensive income (loss) is equivalent to the Company’s reported net income (loss).

O.   Stock-Based Compensation

The Company accounts for its stock-based employee compensation plans using the intrinsic value method. As such, compensation expense is recorded on the date of grant if the current market price of the underlying stock exceeds the exercise price. The compensation expense is recorded over the vesting period of the grant.

As allowed under SFAS 123, “Accounting for Stock Based Compensation”, the Company applies APB Opinion No. 25 in accounting for its stock-based compensation plans and, accordingly, no compensation cost has been recognized for the plans in the financial statements because no options were granted to employees during the three months ended March 31, 2004 and 2003.

F-48

1.   Summary of Significant Accounting Policies (continued)

O.   Stock-Based Compensation (continued)

(in thousands, except per share data)	Three Months Ended March 31,

	2004	2003

Net income (loss):
As reported	$(1,150,375)	$(527,503)
Fair value based method
compensation expense	-	-

Pro forma	$(1,150,375)	$(527,503)
Basic and diluted net income (loss) per share:
As reported	$(0.01)	$(0.01)

Pro forma	$(0.01)	$(0.01)

During the three months ended March 31, 2004, the Company did grant warrants/options convertible into 100,750,000 to various consultants under the terms of its 2004 Consulting and Legal Services Plan. These warrants/options were granted at below the current market price, and the Company recognized additional expense of $691,875 related to these grants.

2.   Income Taxes

Income tax expense has been recorded based on an estimated effective tax rate for the year ended December 31, 2004. The estimated effective tax rate has taken into account any change in the valuation allowance for deferred tax assets where the realization of various deferred tax assets is subject to uncertainty. Management believes that sufficient uncertainty exists regarding the future realization of deferred tax assets and, accordingly, a full valuation allowance has been provided against the gross deferred tax assets.

At March 31, 2004, FIXN has available approximately $1,800,000 in net operating loss carryforwards available to offset future federal income taxes, respectively, which expire through 2021. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. As of March 31, 2004, the Company has provided a valuation allowance to reduce its net deferred tax asset to zero. The amount of the deferred tax asset considered realizable, however, can be revised in the near term based upon future operating conditions during the carryforward period.

The provision for income taxes consists of state franchise taxes. The expected combined federal and state income tax benefit of approximately 45% is reduced predominately by the valuation allowance applied to such benefits. The use of loss carryforwards from FIXN of approximately $1,005,000 is limited because of the change of greater than 50% in the ownership of its stock resulting from the merger.

F-49

3.   Financing Agreement

The Company had a secured asset-borrowing program with a financial institution to collateralize, with recourse, certain eligible trade receivables up to a maximum percentage of 70% of the net amounts of each receivable. As receivables collateralized to the financial institution are collected, the Company may transfer additional receivables up to the discretion of the lending institution. The Company retains the right to recall collateralized receivables under the program, and the receivables are subject to recourse. Therefore, the transaction does not qualify as a sale under the terms of Financial Accounting Standards Board Statement No. 125 (Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities). Included in the Balance Sheets as receivables at March 31, 2004, and December 31, 2003, are account balances totaling $152,133 and $213,406 of uncollected receivables collateralized to the financial institution.

4.   Line of Credit

The Company has an unsecured line of credit agreement with a bank, which provides that it may borrow up to $50,000 at the interest rate of 12% per annum. At March 31, 2004 and December 31, 2003, $50,000 and $50,000 were borrowed against the line of credit, respectively. The line of credit is renewable annually by mutual agreement of the parties.

In 2004, The Company has a secured line of credit agreement with a bank, which provides that it may borrow up to $100,000 at the interest rate of 1.5% per annum. At March 31, 2004, the Company has borrowed $70,000 against the line of credit. The line of credit is renewable annually by mutual agreement of the parties. The Company has a $99,681 certified deposit with the bank, which is collateralized against any borrowings.

5.   Equity

During the three months ended March 31, 2004, the Company issued 5,950,000 shares of its registered common stock, having a market value of $30,000, to three individuals in lieu of cash compensation for services rendered.

During the three months ended March 31, 2004, the holders of 4% and 10% convertible debentures converted $217,786 of principal and $97,289 of interest into 124,344,970 shares of the Company’s common stock.

During the three months ended March 31, 2004, the Company issued registered warrants/options convertible into 100,750,000 shares of its common stock to various consultants. The exercise price of the warrants/options ranged from $0.0025 to $0.01 per share. All warrants/options were exercised as of March 31, 2004, and the Company recognized compensation expense of $691,875 related to these grants. The compensation expense was determined based on the intrinsic value method. The warrants or options were granted in lieu of cash compensation for legal and management consulting services rendered. The Company received aggregate cash proceeds of $575,625 as result of the warrants/options exercised.

F-50

6.   Related Party Transactions

Mr. Steve Chamberlin

At March 31, 2004, the Company has advances to Mr. Chamberlin totaling $28,040. These advances are due on demand and are non-interest-bearing. These advances to Mr. Chamberlin were made by the Company when it was privately-held, and prior to its merger with Famous Fixins, Inc.

Transactions with shareholders

A shareholder has advanced an additional $29,000 to the Company during the three months ended March 31, 2004. The Company has repaid $60,625 of these advances as of March 31, 2004. The advances bear an interest rate of 10% per annum, and are due on demand.

As of March 31, 2004, shareholders advances total $82,163, which are due on demand and bear 10% interest per annum.

7.   Commitments and Contingencies

A.   Legal

The Company is periodically involved in legal actions and claims that arise as a result of events that occur in the normal course of operations. The Company is not currently aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company’s financial position or results of operations.

B.   Operating Leases

The Company’s principal executive offices relocated to a 3,479 square foot facility at 9440 Santa Monica Boulevard, Suite 400, Beverly Hills, CA 90210. The Company leases the facility under a 60-month agreement that terminates on April 30, 2005, with the option to renew for an additional six months. The aggregate rental cost for the three months ended March 31, 2004 and 2003 was $30,324. All operations were performed at this facility.

The Company also leases office equipment under an open-ended operating lease. The aggregate monthly rental (exclusive of sales tax) is $585 per month.

In September 2002, the Company leased an automobile under a 36-month non-cancelable operating lease agreement. The Company is obligated to pay $1,392 per month.

F-51

7.   Commitments and Contingencies (continued)

C.   Contingent Liability

On May 15, 2002, FIXN completed a transaction pursuant to a Settlement of Debts and Asset Purchase Agreement, dated March 29, 2002, with Starbrand, LLC, pursuant to which FIXN divested all of its operations and sold substantially all of its assets and certain specified liabilities to Starbrand, LLC, in exchange for cancellation of $450,000 of outstanding 4%, $1,500,000 convertible debentures. FIXN is contingently liable for the payment of the liabilities transferred aggregating approximately $200,000. No claim has been made regarding these liabilities as of March 31, 2004, and management believes that it is remote that any claim may arise, thus no reserve is deemed necessary.

8.   Notes Payable

Notes payable at March 31, 2004, and December 31, 2003, consist of the following:

In February 2004, the Company obtained $100,000 in debt financing in the form of short-term notes (maturing in 4 months) bearing fixed interest of $10,000, which is due at maturity.

In March 2004, the Company obtained $100,000 in debt financing in the form of short-term notes (maturing in 4 months) bearing fixed interest of $10,000, which is due at maturity. The promissory note terms have a clause that if the Company is in default, then the note will become convertible and bear interest at 8% per annum. This debenture is due in July 2003 and is classified as current.

If the debenture becomes convertible, then the debenture conversion price is based on 70% of the average of the five (5) lowest closing bid prices of the Common Stock during the thirty (30) Trading Days preceding the applicable Conversion Date.
In March 2003, the Company obtained short-term debt financing of $40,000 from Filter International, plus an $8,000 premium.

In May 2003, the Company obtained short-term debt financing of $105,000 from an unrelated party. The lender is a holder of its 10% convertible debentures.

In July 2003, the Company obtained $300,000 in debt financing in the form of short-term notes bearing 18% interest per annum. The Company issued warrants convertible into 5,000,000 shares of common stock at an exercise price of $0.01 per share. Management determined the fair value of the warrants issued to be $25,000, which is being amortized over the term of the note.

In August 2003, the Company obtained short-term debt financing of $50,000 from an unrelated party. During the three months ended March 31, 2004, the Company has repaid $50,000.

In December 2003, the Company obtained short-term debt financing of $50,000 from an unrelated party. During the three months ended March 31, 2004, the Company has repaid $30,000.

F-52

9.   Convertible Debentures & Promissory Notes

4% Convertible Debentures Payable

On October 27, 2000, FIXN entered into an agreement with the three investors for the issuance of $1,500,000 4% Convertible Debentures and 250,000 warrants for shares of FIXN's common stock. Under the terms of the agreement, the $1,500,000 principal amount of the 4% debentures was issued for cash of $500,000 and the surrender of the outstanding $1,000,000 of 0% Convertible Debentures described above. The entire issue of the $1,500,000 4% Convertible Debentures was due on August 7, 2001, with a 5% premium on principal, plus accrued interest. Effective May 15, 2002, FIXN was relieved of $450,000 of the outstanding principal and the premium of $75,000 as a result of the asset sale to Starbrand, LLC. The debentures are convertible into common stock commencing on the maturity date at a conversion price of the lesser of $.054 per share or an amount computed under a formula, based on the discounted average of the lowest bid prices during a period preceding the conversion date.

The conversion of the 4% debentures into common shares is subject to the condition that, no debenture holder may own an aggregate number of shares, including conversion shares, which is greater than 9.9% of the then outstanding common stock. Other provisions of the agreement include default, merger and common stock sale restrictions on FIXN. The debenture holders may cause FIXN to redeem debentures, with interest and a 30% payment premium, from up to 50% of the net proceeds received under an equity line of credit type of agreement or other permitted financing. The equity line of credit agreement was a condition to the October 27, 2000, 4% Convertible Debenture and Warrants Purchase Agreement.

Interest on the 4% convertible debentures is payable semi-annually and is convertible into common stock at the investors' option. Due to the non-payment of interest in fiscal year 2000, the debenture holders had the right to consider the debentures as immediately due and payable.

In July 2002, FIXN issued an additional $100,000 of 4% convertible debentures. These debentures are due in July 2003 and are classified as current. The notes have a $5,000 premium due at maturity.

Based upon a debenture conversion price being 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date. The beneficial conversion feature of these debentures issued was $17,674, and the amount was credited in the accounts of FIXN as additional paid in capital. The amount attributable to the beneficial conversion feature is amortized over the term of the loan and is included as a component of interest expense.

The financial statements as of March 31, 2004, reflect the remaining principal amount of the 4% debentures, less the unamortized bond discount. During the three months ended March 31, 2004, the Company has converted $197,786. Interest on the indebtedness is accrued through March 31, 2004.

F-53

9.   Convertible Debentures & Promissory Notes (continued)

5% Convertible Debentures Payable

The 5% Debenture holders are entitled to convert, at any time, any portion of the principal of the 5% Debentures to common stock at a conversion price for each share at the lower of (a) 80% of the market price at the conversion date or (b) $0.55. The 5% Debentures include an option by FIXN to exchange the Debentures for Convertible Preferred Stock.

The following summarizes the outstanding balance of the 5% Debentures at March 31, 2004 and December 31, 2003:

	2004	2003

Outstanding principal amount of 5% debentures	$33,975	$33,975
Less unamortized discount for warrants issued	-	-

Carrying amount	$33,975	$33,975

10% Convertible Debentures Payable

On December 30, 2002, the Company issued $500,000 in new three-year convertible debentures with an interest rate of 10%, payable quarterly. These debentures are convertible in the Company’s common stock at 85% of the average of the three lowest closing prices during the 20 days prior to the conversion. The notes mature in December 2005, and are classified as long-term.

Based upon a debenture conversion price being 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date. The beneficial conversion feature of these debentures issued was $88,235, and the amount was credited in the accounts as additional paid in capital. The amount attributable to the beneficial conversion feature is amortized over the term of the loan and is included as a component of interest expense. In conjunction with the issuance of the convertible debentures, the Company issued Common Stock Purchase Warrants (collectively the Note Warrants) to purchase 1,000,000 shares of the Company’s common stock, par value $00.01 per share (the Common Stock), at an exercise price of $0.01 per share, and are immediately exercisable. Total funds received of $500,000 were allocated $9,000 to the Note Warrants and $491,000 to the Notes. The total value allocated to the Note Warrants is being amortized to interest expense over the term of the Notes.

In January 2003, the Company received aggregate proceeds of $50,000 in connection with the issuance of a 10% $50,000 convertible debenture, due in 2006. The lender, an unrelated party, is a current holder of a note payable issued by the Company. The convertible benefit feature value was $8,824, and it is amortized over the term of the note.

The financial statements as of June 30, 2003, reflect the remaining principal amount of the 10% debentures, less the unamortized bond discount attributable to the beneficial conversion feature and the warrants. During the three months ended March 31, 2004, the Company has converted $20,000. Interest on the indebtedness is accrued through March 31, 2004.

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9.   Convertible Debentures & Promissory Notes (continued)

Convertible Notes Payable Due to certain shareholders and former Members of Warning Model Management, LLC

The merger of Warning Model Management, LLC, and FIXN resulted in FIXN issuing to the certain members of Warning Model Management, LLC an aggregate of $2,900,000 principal amount of 4% convertible debentures due December 27, 2004.

The terms of the debentures require that interest be paid on the principal sum outstanding semi-annually in arrears at the rate of 4% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first business day to occur after the date of initial issuance and continue until payment in full of the principal sum has been made or duly provided for. Semi-annual interest payments shall be due and payable on December 1 and June 1 of each year, commencing with June 1, 2003. The Company will pay the principal of and any accrued but unpaid interest due upon this Debenture on the Maturity Date.

The Holders of these Convertible Debentures are entitled, at their option, to convert at any time, the principal amount of this Debenture or any portion thereof, plus, at the Holder’s election, any accrued and unpaid interest, into shares of Common Stock of the Company (the common stock of the Company, the “Common Stock” and shares of Common Stock so converted, the “Conversion Shares”) at a conversion price for each share of Common Stock (“Conversion Price”) equal to the lesser of (i) $0.05 (the “Set Price”) (subject to adjustment for stock splits and the like), and (ii) 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date.

Based upon a debenture conversion price being either the lesser of 0.05 per share or 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date. The beneficial conversion feature of the $2,900,000 debentures issued was $511,765, and the amount was credited in the accounts of FIXN as additional paid in capital. The amount attributable to the beneficial conversion feature is amortized over the term of the loan and is included as a component of interest expense.

The financial statements as of March 31, 2004, reflect the remaining principal amount of the 4% debentures to shareholders, less the unamortized bond discount. The net carrying value is $2,602,755. Interest on the indebtedness is accrued through March 31, 2004.

10.   Subsequent Events

Conversion of Debentures into Common Stock

As of May 14, 2004, the holders of the Company’s 4% and 10% convertible debentures have elected to convert an aggregate of $346,857 of principal amount of the debentures into 126,859,028 shares of the Company’s common stock.

F-55

10.   Subsequent Events (continued)

Issuance of Convertible Notes

On May, 2004, the Company executed an agreement with a group of investors whereby the Company issued $810,000 in convertible loan notes. The Company issued warrants convertible into 91,797,300 shares of common stock at an exercise price of $0.025 per share in conjunction with these notes. These convertible notes mature in 2005, and have no stated interest per annum, however, the note holders are entitled to a premium of $243,000 at maturity, and the premium can be either in cash or shares of the Company’s common stock. The note holders are entitled to convert, at any time, any portion of the principal of the convertible notes to common stock at a conversion price of $0.0075 for each share. The Company intends to use the proceeds for general corporate purposes, including working capital, and it used $110, 000 of the proceeds to repay existing notes.

F-56

Part II. Information Not Required In Prospectus

Indemnification of Directors and Officer

Section 722 of the New York Business Corporation Law (the "NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Our Certificate of Incorporation provides in summary, the corporation shall, to the fullest extent permitted by Article 7 of the New York Business Corporation Law, indemnify any and all persons whom it shall have power to indemnify, and the indemnification provided shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by this Article, as to action in any capacity in which he served at the request of the corporation.

Commission Policy

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling WNMI. WNMI has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Other Expenses of Issuance and Distribution

The expenses related to the securities being registered shall be paid by the Registrant.

SEC Registration Fee	$199.30
Printing and Engraving Expenses	$5,000.00
Legal Fees and Expenses	$15,000.00
Accounting Fees and Expenses	$15,000.00
Transfer Agent Fees	$5,000.00
Blue Sky Fees	$1,000.00
Miscellaneous	$5,000.00

Total	$46,199.30

23

Recent Sales of Unregistered Securities

WNMI made the following sales of stock without registration using the exceptions available under the Securities Act of 1933, as amended, including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933, as follows:

Calendar year 2001 – there were no sales of unregistered securities by the prior management.

In July 2002, we issued two 4% convertible debentures at $50,000 each for an aggregate of $100,000. These debentures matured July 30, 2003 and are classified as current and due on demand. The notes have a $5,000 premium due at maturity. The debentures were issued to austost Anstalt Schaan and Balmore Funds, S.A. Based upon a debenture conversion price being 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date. On December 9, 2003, the maturity dates of these debentures were extended to July 30, 2004.

On August 28, 2002, we issued 1,500,000 shares to Jason Bauer for past moneys owed to him, for approximately $40,000, by Famous Fixins, and also as compensation fees of approximately $10,000 for his part in bringing the Starbrand deal to the WNMI. This equated to approximately $0.03 cents per share based on the shares issued and moneys and compensation owed.

On December 27, 2002, we issued three, two year 4% interest, convertible promissory notes in the aggregate of $2,900,000 to the members of WAMM as follows: Jeffrey Wong, $290,000. George Furla, $1,450,000 and $1,160,000 to Steve Chamberlin in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities that was not a public offering.

Effective with the merger date, 24,313,655 shares of Famous Fixins Inc. common stock were issued valued at $243,137 or $0.01 per share, to the members of Warning Model Management, LLC, pursuant to the Agreement and Plan of Merger dated December 27, 2002 as part of the consideration for the Merger of Warning Model Management LLC and Famous Fixins Inc. The shares were issued as follows, Steve Chamberlin 9,725,462 shares, George Furla 12,156,827 shares, Jeffrey Wong 2,431,366 shares. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering,” valued at $0.01 per share (price reflected market price) The investors of the stock at this time were accredited investors.

On December 30, 2002, we issued an aggregate of $500,000 of 10% convertible debenture due in 2005 to Mercator Momentum Fund, LP., in a transaction deemed to be exempt under Regulation D Rule 506 and Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. The debenture accrues interest at 10% per annum. The holder has the right to convert the debentures in to common shares at any time through maturity at a conversion price of 85% of the average of the lowest three trading prices during the 20 trading days preceding the conversion date. The debenture holders also received warrants allowing purchase of 1,000,000 common shares at an exercise price of $0.01 per share at any time before December 30, 2007. The proceeds were primarily used to repay short-term borrowings and for general corporate purposes.

On December 30, 2002, WNMI also entered into an equity line stock purchase agreement with Mercator Momentum Fund L.P. Mercator received a $100,000 commitment fee upon entering this agreement. Subsequently, WNMI decided not to move forward with the equity line stock purchase agreement.

On January 7, 2003, we issued a $50,000 of 10% convertible debenture due in 2004 to Alpha Capital Aktiengesellschaft, in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. The debenture accrues interest at 10% per annum. The holder has the right to convert the debentures in to common shares at any time through maturity at a conversion price of 85% of the average of the lowest three trading prices during the 20 trading days preceding the conversion date.

On February 6, 2003, Mercator Momentum Fund L.P., the holder of an assigned portion of the 4% convertible debenture issued by Famous Fixins Inc. to Roseworth Group Limited on October 27, 2000, elected to convert, $25,500 of the outstanding principal amount of the debenture, into 5,000,000 shares of our restricted common stock in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 5, 2003, we issued a $48,000 promissory note to Filter International, LTD. For cash loaned to us in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. On December 9, 2003, the maturity date of this note was extended to June 5, 2004

On March 5, 2003, we issued a $20,000 promissory note to Peter Benz for cash loaned to us in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. This note was paid off in July, 2003.

On April 4th and on April 15, 2003 we issued one year promissory notes for $10,000 respectively to George Furla for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On May 15, 2003 we issued a promissory note for $100,000 to the Momentum Fund L.P. for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. On November 12, 2003, the due date was extended to May 15, 2004.

On June 16, 2003 we issued a promissory note for $40,000 to George Furla for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. On December 9, 2003, the maturity date of this note was extended to June 16, 2004

On June 17, 2003 we issued a promissory note for $28,911 to George Furla for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. On December 9, 2003, the maturity date of this note was extended to June 17, 2004

On July 9, 2003 we issued a promissory note for $300,000 to the Michael T. Covell and Arline Covell Revocable Trust for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On July 22, 2003 we issued 5,446,623 shares of common stock to Mercator Momentum Fund L.P. for the partial conversion ($25,000) of a convertible note plus interest. The conversion price was $.00459 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. On December 9, 2003, the maturity date of this note was extended to June 17, 2004

On August 5, 2003 we issued a promissory note for $50,000 to Howard Schraub for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On September 26, 2003, the company issued a short-term note for $15,000 with interest of interest at 10% per annum to Betty Reider in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 30, 2003 we issued 5,882,353 shares of common stock to Mercator Momentum Fund L.P. for the partial conversion ($10,000) of a convertible note plus interest. The conversion price was $.0017 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. On December 9, 2003, the maturity date of this note was extended to June 17, 2004

On December 17, 2003 we issued a promissory note for $50,000 to Howard Schraub for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 5, 2004, we issued a $20,000 promissory note to Peter Benz for cash loaned to us in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering...

On March 22, 2004 we issued 4,577,536 shares of common stock to Balmore S.A. for the partial conversion ($10,000) plus interest of a convertible note that was held for over two years. The conversion price was $.00255 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 23, 2004 we issued 11,445,164 shares of common stock to Balmore S.A. for the partial conversion ($25,000) plus interest of a convertible note that was held over two years. The conversion price was $.00255 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 24, 2004 we issued 57,252,308 shares of common stock to Balmore S.A. for the partial conversion ($35,000) plus interest of a convertible note that was held over two years. The conversion price was $.00255 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 25, 2004 we issued 16,032,500 shares of common stock to Austost Anstalt Schaan for the partial conversion ($125,000) plus interest of a convertible note that was held over two years. The conversion price was $.00255 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 25, 2004 we issued 8,758,169 shares of common stock to Alpha Capital for the partial conversion ($20,000) plus interest of a convertible note that was held over two years. The conversion price was $.00255 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 30, 2004 we issued 22,908,871 shares of common stock to Balmore S.A. for the partial conversion ($50,000) plus interest of a convertible note that was held over two years. The conversion price was $.00255 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On April 5, 2004 we issued 34,051,747 shares of common stock to Balmore S.A. for the partial conversion ($75,000) plus interest of a convertible note that was held over two years. The conversion price was $.00255 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On May 3, 2004 we issued an aggregate of $810,000 in Convertible Debentures, pursuant to a Securities Purchase Agreement (the “Agreement”) to the following: $500,000 Convertible Debenture to Alpha Capital Aktiengesellschaft, $100,000 Convertible Debenture to Longview Fund LP, $100,000 Convertible Debenture to Ellis International Ltd., and $110,000 Convertible Debenture to Steve “Sagi” Adirim The convertible debenture can be converted into shares of common stock with the Conversion Price per share being $.0075 and is in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On June 30, 2004 (?) we issued 4,032,319 shares of common stock to Balmore S.A for the partial conversion ($20,000) plus interest of a convertible note that was helf for over two years. The conversion price of $.0057 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securites not involving a public offering.

24

Exhibits

Exhibit

Number	Description

2.1	Plan and Agreement of Reorganization between Spectrum Resources, Inc. and Famous Fixins, Inc.

(Incorporated by reference to Exhibit 1 of Registration Statement on Form 10-SB/A (Amendment

No. 3) filed on December 10, 1999.)

2.2	Agreement and Plan of Merger between Famous Fixins, Inc., a Nevada corporation, and Famous

Fixins Holding Company, Inc., a New York corporation (Incorporated by reference to Exhibit 2 of

Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)

2.3	Agreement and Plan of Merger between Famous Fixins, Inc., a New York corporation, and Famous

Fixins Holding Company, Inc., a New York corporation (Incorporated by reference to Exhibit 3 of

Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10,1999.)

3(i)(1)	Articles of Incorporation of Spectrum Resources, Inc. (Incorporated by reference to Exhibit 4 of

Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)

3(i)(2)	Certificate of Incorporation of Famous Fixins Holding Company, Inc. (Incorporated by reference to

Exhibit 5 of Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10,

1999.)

3(i)(3)	Articles of Merger for Famous Fixins, Inc., a Nevada corporation, and Famous Fixins Holding

Company, Inc., a New York corporation (Incorporated by reference to Exhibit 6 of Registration

Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)

3(i)(4)	Certificate of Merger of Famous Fixins Holding Company, Inc., a New York Corporation, and

Famous Fixins, Inc., a Nevada Corporation (Incorporated by reference to Exhibit 7 of Registration

Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)

3(i)(5)	Certificate of Merger of Famous Fixins, Inc., a New York corporation, and Famous Fixins Holding

Company, Inc. (Incorporated by reference to Exhibit 8 of Registration Statement on Form 10-SB/A

(Amendment No.3) filed on December 10, 1999.)

3(i)(6)	Certificate of Amendment of the Certificate of Incorporation of Famous Fixins Holding Company,

Inc. (Incorporated by reference to Exhibit 9 of Registration Statement on Form 10-SB/A

(Amendment No. 3) filed on December 10, 1999.)

3(ii)	By-Laws (Incorporated by reference to Exhibit 10 of Registration Statement on Form 10-SB/A

(Amendment No. 3) filed on December 10, 1999.)

4.1	Form of Warrant Certificate (Incorporated by reference to Exhibit 11 of Registration Statement on

Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)

4.2	Warrant Certificate of Michael Simon (Incorporated by reference to Exhibit 12 of Registration

Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)

4.3	Form of Warrant Certificate (Incorporated by reference to Exhibit 13of Registration Statement on

Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)

4.4	Convertible Debenture and Warrants Purchase Agreement between Famous Fixins, Inc. and AMRO

International, S.A. dated as of October 19, 2000 (Incorporated by reference to Exhibit 14 of

Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)

4.5	Convertible Debenture and Warrants Purchase Agreement between Famous Fixins, Inc. and Austost

Anstalt Schaan and Balmore Funds, S.A. dated as of October 19, 1999 (Incorporated by reference to

Exhibit 15 of Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10,

1999.)

4.6	Convertible Debenture and Warrants Purchase Agreement between Famous Fixins, Inc. and

Roseworth Group Ltd., Austost Anstalt Schaan, and Balmore Funds, S.A. dated as of March 7, 2000

Incorporated by reference to Exhibit 4.6 of Annual Report on Form 10-KSB filed on March 29,

2000.

4.7	Convertible Debenture and Warrants Purchase Agreement, dated as of October 27, 2000, between

Famous Fixins, Inc. and Roseworth Group Ltd., Austost Anstalt Schaan and Balmore Funds, S.A

(Incorporated by reference to Exhibit 10.1 of Quarterly Report on Form 10-QSB/A filed on

December 15, 2000.)

4.8	Common Stock Purchase Agreement, dated as of October 31, 2000, between Famous Fixins, Inc. and

Folkinburg Investments Limited (Incorporated by reference to Exhibit 10.2 of Quarterly Report on

Form 10-QSB/A filed on December 15, 2000.)

4.9(1)	Subscription Agreement, dated December 27, 2002 between Famous Fixins, Inc. and Mercator Momentum Fund, L.P.

4.10(1)	Equity Line Stock Purchase Agreement dated December 27, 2002 between

Famous Fixins, Inc. and Mercator Momentum Fund, L.P.

4.11(1)	Convertible Debenture dated December 27, 2002 between Famous Fixins,Inc. and Mercator

Momentum Fund, L.P.

4.12 (1)	Stock Purchase warrant dated December 27, 2002 between Famous Fixins, Inc. and Mercator

Momentum Fund, L.P.

4.13*	Convertible Debenture dated May 3, 2004 between Warning Model Management, Inc. and

Alpha Capital Aktiengesellschaft, Longview Fund LP, Ellis International Ltd., and Steve “Sagi”

Adirim

4.14	Convertible Debenture between Warning Model Management, Inc. and Mercator Momentum Fund L.P. (Incorporated b y reference filed previously on WNMI Form SB-2, December 15, 2003, File number 333-105124)

4.15*	Common Stock Purchase Agreement between Warning Model Management, Inc. and Michael T. Covell, dated July 9, 2003

5.1 *	Opinion re: Legality

23.1 *	Consent of Naccarato & Associates (Included in opinion filed as Exhibit 5.1)

23.2 *	Consent of independent auditors Pohl, McNabola, Berg & Company, LLP

(1)	Incorporated by reference from an exhibit filed with Form SB-2 on May 9, 2003, File No. 333-105124

*	Filed herewith

25

Undertakings

The undersigned registrant hereby undertakes that it will:

Undertaking (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

iii) Include any additional or changed material information on the plan of distribution

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking (e)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Beverly Hills, CA, 90210.

Registrant:   Warning Model Management, Inc.

Signature		Title	Date

By:	/s/ Steve Chamberlin	Director, Managing Member Warning Model Management, LLC	July 15, 2004

Steve Chamberlin

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

By:	/s/ Brian Bonar	Director, Chairman and Chief Executive Officer	July 15, 2004

Brian Bonar

By:	/s/ Stanley Tepper	Chief Financial Officer	July 15, 2004

Stanley Tepper

By:	/s/ John Capezzuto	Director	July 15, 2004

John Capezzuto

26